UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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OceanFirst Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OceanFirst Financial Corp.
110 West Front Street
Red Bank, New Jersey 07701
(732) 240-4500

Dear Fellow Stockholder:

This past year has been a very busy time at OceanFirst Financial Corp. (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”). On June 30, 2017, we announced the acquisition of Sun Bancorp, Inc. (“Sun”), the holding company for Sun National Bank, which was completed on January 31, 2018. We are pleased to welcome the former Sun shareholders to the Company.

The Board of Directors, management and employees remain committed to enhancing corporate governance, as well as enhancing shareholder returns. On January 24, 2018, the Company announced the appointment of John K. Lloyd to its Board of Directors. In conjunction with the Sun merger, Anthony R. Coscia and Grace C. Torres were added to the Board of Directors of the Company and the Bank. The Company believes the addition of these directors will offer enhanced insights, ideas, and experience to assist in the oversight and governance of the Board as a whole and the committees on which they will serve. These changes, and other governance matters, including Proposal 3 to declassify the Board of Directors, are described in the proxy statement appearing on the following pages.

I, along with my fellow Board of Directors members, cordially invite you to attend the Company’s Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 31, 2018, at 6:00 p.m., Eastern time, at the Company’s Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701. The Notice of Annual Meeting and the proxy statement describe the formal business to be transacted at the Annual Meeting. The Company’s directors and officers, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting to respond to appropriate questions.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated because a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business and because Proposal 3, declassification of the Board of Directors, requires 80% of the stockholders eligible to vote to cast their ballots in favor in order for this recommendation to be approved. You may vote your shares by proxy by signing and returning the enclosed proxy card promptly.

On behalf of the Board of Directors and all of the employees of the Company and the Bank, we thank you for your
continued interest and support.

Sincerely yours,

Christopher D. Maher

Chairman, President and Chief Executive Officer

April 26, 2018

Oceanfirst Financial Corp. 110 West Front Street Red Bank, New Jersey 07701

Notice of 2018 Annual Meeting of Stockholders

Thursday, May 31, 2018

6:00 p.m.

OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701

ITEMS OF BUSINESS

(1)	The election of four directors of the Company;
(2)	An advisory vote on executive compensation as disclosed in these materials;
(3)	Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors;
(4)	Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock;
(5)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;
(6)	Such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

RECORD DATE

In order to vote, you must have been a stockholder at the close of business on April 10, 2018.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or voting instruction card. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Dated: April 26, 2018

Steven J. Tsimbinos

Corporate Secretary

NOTE: Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

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COMPENSATION COMMITTEE REPORT		45

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION		45

PROPOSAL 2	ADVISORY VOTE ON EXECUTIVE COMPENSATION	46

Required Vote		46
Directors’ Recommendation		46

PROPOSAL 3	APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS	47

Background		47
Text of the Proposed Amendment		47
Reasons for the Proposed Amendment		47
Effect of the Proposed Amendment		48
Impact if the Amendment is not Adopted		48
Required Vote		48
Directors’ Recommendation		48

PROPOSAL 4	APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 55,000,000 TO 150,000,000]	49

Background		49
Text of the Proposed Amendment		49
Reasons for the Proposed Amendment		49
Effect of the Proposed Amendment		50
Impact if the Amendment is not Adopted		50
Required Vote		50
Directors’ Recommendation		50

PROPOSAL 5	RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51

Audit Fees		51
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm		51
Report of the Audit Committee		52
Required Vote		52
Directors’ Recommendation		52

TRANSACTIONS WITH MANAGEMENT		53

Loans and Extensions of Credit		53
Other Transactions		53

ADDITIONAL INFORMATION		54

VOTING AND PROXY PROCEDURE		54

Who Can Vote at the Annual Meeting		54
Attending the Annual Meeting		54
Quorum and Vote Required		55
Voting by Proxy; Revocation of Proxy; Board Recommendations		56
Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans		56
Stockholder Proposals		56
Stockholder Nominations		56
Stockholder Communications		57

MISCELLANEOUS		57

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OCEANFIRST FINANCIAL CORP.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 31, 2018

PROXY SUMMARY

Proposals to be Voted on

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	The Board of Directors recommends the votes “FOR” each of the nominees for director.	13
Proposal 2 – Advisory Vote on Executive Compensation	The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.	46
Proposal 3 – Approval of the amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors	The Board of Directors recommends the vote “FOR” the amendment to the Company’s Certificate of Incorporation to declassify the Board.	47
Proposal 4 – Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized common stock	The Board of Directors recommends the vote “FOR” the amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock.	49
Proposal 5 – Ratification of the appointment of KPMG LLP as the independent registered public accounting firm	The Board of Directors recommends the vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.	51

Nominees for Director

Name	Age	Director Since	Independent	Committees
Michael D. Devlin	67	2016		Finance and Risk
Jack M. Farris	59	2015		Human Resources/Compensation and Risk
Diane F. Rhine	68	1997		Human Resources/Compensation (Chair)
Mark G. Solow	68	2011		Human Resources/Compensation

Corporate Governance Highlights

Comprehensive annual self-assessment of the Board, Committee, and individual director performance by the Leadership Committee	Board refreshment – Three new directors added: John K. Lloyd, appointed in January 2018, and Anthony R. Coscia and Grace C. Torres, former Sun directors
Declassification of the Board of Directors	Reorganization of risk management with the hiring of Grace Vallacchi as Chief Risk Officer
Adoption of a Director Skills Matrix	Appointment of former New Jersey state Senator Joseph Kyrillos as Chairman of an Advisory Board
Amendment to the Bylaws to remove age and geographic restrictions	Expansion of Information Security with the hiring of a Chief Information Officer and a Chief Information Security Officer
Increased usage of performance-based grants for executive officers	Regular shareholder outreach by senior management

Executive Compensation Overview

•	Salaries for Named Executive Officers Held Constant for 2017
•	Increased Use of Performance-Based Stock Awards
•	Strong Stockholder Support of Compensation Program
•	Engagement of Independent Compensation Consultant during 2017
•	Elimination of Automatic Issuance of New Stock Awards upon Change in Control

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CORPORATE GOVERNANCE

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Highlights

The Company has taken several actions to improve its internal governance since the mailing of its last proxy statement. These actions include:

•	Self-Assessment. The Leadership Committee, with the assistance of an independent consultant, performed a comprehensive annual self-assessment to assess the performance of the Board, the Company’s committees, and each director. The results of that assessment lead to the taking of certain other actions listed below, including the proposed declassification of the Board, adoption of a skills matrix, additional Board refreshment, and the amendments to the Bylaws listed below.
•	Declassification of the Board of Directors. The Board has determined that, to increase director accountability to stockholders and the Board, each director should be elected annually. Accordingly the Board is proposing for stockholder approval an amendment to its Certificate of Incorporation to declassify the Board.
•	Adoption of a Director Skills Matrix. The Board has adopted a skills matrix of those qualifications it believes are important to Board performance and assessed each Director’s qualifications against that matrix. See “Proposal 1 – Election of Directors – Director Experience.”
•	Amendment to the Bylaws to Remove Age and Geographic Restrictions. The Company’s Bylaws contained a requirement that a director maintain a residence in New Jersey and prohibited any person from standing for reelection after his or her 72nd birthday. The Board has determined to remove those provisions from the Bylaws so that otherwise qualified candidates or effective directors would be able to serve on the Board and amended the Company’s Bylaws accordingly. The Board believes that, with increased accountability, such provisions are no longer appropriate.
•	Board Refreshment. The Board of Directors has added three new directors: John K. Lloyd, who was appointed to the Board in January 2018, and Anthony R. Coscia and Grace C. Torres, who joined the Board as a result of the Company’s acquisition of Sun Bancorp, Inc. (“Sun”). The Company believes that these new directors will provide additional insights, ideas, skills and experience, assist the Company with its expansion into new markets, and provide additional oversight and governance, both to the Board as a whole and the committees on which they will serve. Also, the appointment of additional directors will provide stability and succession opportunities at the Board and Committee levels.
•	Compensation Practices. As further described in the Compensation Discussion and Analysis, the Company has increased its use of performance-based stock grants.
•	Expansion of Risk Management. The Company has reorganized its risk management function, with the hiring of Grace Vallacchi as Chief Risk Officer (“CRO”). Ms. Vallacchi was previously the Associate Deputy Comptroller in the Northeastern District of the Office of the Comptroller of the Currency. In that position, she had direct oversight of seven Assistant Deputy Controllers with over 180 national bank examiners responsible for supervising 120 community banks and thrifts. Ms. Vallacchi was an incremental hire rather than a replacement; the previous CRO was refocused to be Chief Enterprise Risk Officer reporting to Ms. Vallacchi along with the Bank’s Chief Credit Officer. The Bank believes this reorganization will bolster its Risk Management function and is appropriate given the Company’s growth.
•	Expansion of Information and Information Security Governance. The Company has hired a Chief Information Officer and a Chief Information Security Officer. Both of them are highly experienced and are expected to contribute to the Company’s information and cybersecurity practices.
•	Advisory Board. The Company has appointed former New Jersey state Senator Joseph Kyrillos as Chairman of an Advisory Board to assist with business development in all of the markets served by the Company. The Company has dissolved its southern region advisory Board.
•	Shareholder Outreach. The Company’s Chairman and President/ Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other members of senior management regularly attend investor meetings, set up by industry analysts, other financial service firms, and the investors themselves. At those meetings, stockholders are invited to and often discuss with management corporate governance as well as the Company’s business and strategy.

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Corporate Governance Policies and Procedures

The Company has adopted a Corporate Governance Policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;
(2)	the composition and operation of the Board of Directors;
(3)	the establishment and operation of Board committees;
(4)	convening executive sessions of independent directors;
(5)	succession planning;
(6)	the Board of Directors’ interaction with management; and
(7)	the evaluation of the performance of the Board of Directors, its committees and of the CEO

In accordance with the Corporate Governance Policy, at least a majority of the directors on the Board must be “independent directors” as defined in the listing requirements of the Nasdaq Stock Market (“Nasdaq”).

Board Leadership Structure

The Board is led by the Chairman of the Board, Christopher D. Maher, who also serves as President and CEO of the Company and the Bank. Mr. Maher succeeded John R. Garbarino, who had served as Chairman of the Board until January 1, 2017. Mr.  Garbarino also served as the CEO of the Company until January 1, 2015, when Mr. Maher succeeded him as CEO. The Board believes that combining the Chairman and CEO positions, together with the appointment of an independent lead director, is the appropriate Board leadership structure for the Company at this time. The Company has historically been led by a combined Chairman and CEO and the Board believes that the CEO is most knowledgeable about our business and corporate strategy and is in the best position to lead the Board of Directors, especially in relation to its oversight of corporate strategy formation and execution. In addition, having a combined Chairman and CEO provides a complete alignment on corporate strategy and vision. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	the establishment of an independent lead director (the “Lead Director”);
•	executive sessions of the independent directors at every regularly scheduled Board meeting, during which the independent directors may discuss the performance of the CEO/Chairman, management succession planning, and other appropriate matters;
•	the independence of fourteen of fifteen of the Board members;
•	stock ownership guidelines for directors and those executive officers named in the Summary Compensation Table below (the “NEOs”);
•	annual performance evaluation of the CEO by the Human Resources/Compensation Committee (the “Compensation Committee”); and
•	the Company’s Board Audit, Compensation, Finance, Risk and Leadership Committees are comprised entirely of independent members.

The Company’s Corporate Governance Policy provides that the Chair of the Leadership Committee, currently John E. Walsh, shall also serve as the Lead Director. The Corporate Governance Policy provides that the duties of the Lead Director include assisting the Board in assuring compliance with and implementation of the Company’s Corporate Governance Policy, coordinating the agenda for and moderating sessions of the Board’s independent directors, and acting as principal liaison on certain issues between the independent and inside directors, including the Chairman of the Board, as applicable.

While the Board believes that the current leadership structure is best suited for the Company, it recognizes that other leadership models in the future might be appropriate, depending on the circumstances. Accordingly, the Board periodically reviews its leadership structure.

Board Role in the Oversight of Risk/Risk Committee

Under the Company’s Corporate Governance Policy, the business and affairs of the Company are managed by the officers under the direction of the Board. The Board is charged with providing oversight of the Company’s risk management processes. In January 2013, the Board created the Joint Risk Committee of the Company and the Bank (the “Risk Committee”) and delegated it primary responsibility for overseeing the risk management function at the Company on behalf of the Board. In addition, the Compensation Committee and the Company and Bank’s senior management are tasked with oversight of the Company’s risk management process. The duties of each of the Risk Committee, the Compensation Committee, and senior management with respect to such oversight is summarized below.

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Board of Directors The Board is charged with providing oversight of the Company’s risk management processes.
Risk Committee	Compensation Committee

•   The primary responsibility is overseeing the risk management function at the Company on behalf of the Board.

•   Meets at least quarterly with executive management and the CRO, and receives comprehensive reports and dashboards on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures.

•   The Committee may receive updates between meetings, as may be necessary, from the CRO, the CEO, the CFO and other members of management relating to risk oversight matters.

•   Provides a report to the full Board on at least a quarterly basis.

•   In addition, each quarter, the Audit Committee will discuss with management and the independent registered public accountant their review of the Company’s financial statements and significant findings based upon the independent registered public accounting firm’s review, and any material issues are relayed to the Risk Committee.

•   At least annually, the Compensation Committee reviews with the CRO the Company’s compensation plans for all employees, including the CEO and other NEOs, to ensure that these plans do not encourage taking unnecessary and excessive risks that would threaten the value of the Company.

•   The Committee from time to time may enact metrics under the Cash Incentive Plan to encourage risk mitigation and safe and sound banking.

Senior Management

On an annual basis, the Bank’s Compliance Officer provides a report to the Board regarding the Bank’s compliance with existing regulations, as well as future regulations that may impact the Bank.

The CRO performs a risk assessment of each of the Bank’s products, services, operations and regulatory requirements to determine the overall risk to the Bank, and reports these findings to the Risk Committee.

Committees of the Board of Directors

The Board of Directors of the Company also maintains the Audit Committee, the Compensation Committee Current, the Leadership Committee, the Risk Committee, and the Finance Committee. The following is a description of each of the Company’s Board committees.

Audit Committee	Meetings during 2017: 5
Joseph J. Burke* (Chair) Angelo Catania* Donald E. McLaughlin* Grace C. Torres** Samuel R. Young

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.

The Board of Directors has a separately-designated standing Audit Committee for the Company and Bank established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). Each member of the Audit Committee is “independent” in accordance with Nasdaq listing standards and the heightened independence standards applicable to audit committees.

See “Proposal 5–Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

*	“Audit committee financial experts” under the Rules of the Securities and Exchange Commission (the “Commission”).

**	In 2018, Grace C. Torres was appointed to the Audit Committee.

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Human Resources/Compensation Committee	Meetings during 2017: 3
Diane F. Rhine (Chair) Jack M. Farris John K. Lloyd* Dorothy F. McCrosson Mark G. Solow

The Compensation Committee of the Company and the Bank meets to establish compensation for the executive officers and to review the Company’s incentive compensation program when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank.

Each member of the Compensation Committee is independent in accordance with Nasdaq listing standards regarding compensation committee requirements.

The Compensation Committee acts under a written Charter adopted by the Board of Directors, which is available on the Company’s website (www.oceanfirst.com). The Compensation Committee reviews and reassesses the adequacy of its Charter on an annual basis.

See “Executive Compensation—Compensation Committee Report on Executive Compensation.”

*	In 2018, John K. Lloyd was appointed to the Human Resources/Compensation Committee.

Leadership Committee	Meetings during 2017: 5
John E. Walsh (Chair) Joseph J. Burke Angelo Catania John K. Lloyd* Dorothy F. McCrosson

The Leadership Committee of the Company and the Bank, formerly named the Corporate Governance/ Nominating Committee, takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Leadership Committee serves as the Company’s nominating committee and is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board.

The Chair of the Leadership Committee functions as Lead Director.

The Leadership Committee acts under a written Charter and the Corporate Governance Policy adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com). The procedures of the Leadership Committee required to be disclosed by the Commission rules are included in this proxy statement. See “Leadership Committee Procedures as to Director Nominees.”

*	In 2018, John K. Lloyd was appointed to the Leadership Committee.

Risk Committee	Meetings during 2017: 4
Donald E. McLaughlin (Chair) Steven E. Brady Michael D. Devlin* Jack M. Farris

The Risk Committee of the Company and the Bank was created in January 2013 to assist the Board in enterprise risk management functions.

The Risk Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website and is reviewed on an annual basis by the Risk Committee. See “Board Role in the Oversight of Risk/Risk Committee.”

*	In 2018, Michael D. Devlin was appointed to the Risk Committee, replacing Mark G. Solow.

Finance Committee	Meetings during 2017: 4
Angelo Catania (Chair) Michael D. Devlin Grace C. Torres* John E. Walsh Samuel R. Young	The Finance Committee of the Company and the Bank was created in January 2017 to assist the Board in fulfilling its oversight responsibilities of the financial management of the Company and developing the Company’s strategic and annual business plan and budget. The Chair and at least one other director of the Finance Committee will be independent in accordance with Nasdaq listing standards. The Finance Committee acts under a written Charter adopted by the Board of Directors. The charter is available on the Company’s website and is renewed on an annual basis by the Finance Committee.
*	In 2018, Grace C. Torres was appointed to the Finance Committee.

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The following table identifies the standing committees and their members as of December 31, 2017.

Director	Audit Committee	Leadership Committee	Human Resources/ Compensation Committee	Risk Committee	Finance Committee
Steven E. Brady
Joseph J. Burke
Angelo Catania
Michael D. Devlin
Jack M. Farris
Dorothy F. McCrosson
Donald E. McLaughlin
Diane F. Rhine
Mark G. Solow
John E. Walsh
Samuel R. Young

  Chairperson

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that all directors, executive officers and employees of the Company and Bank, meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that all directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, all directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. Board members are encouraged to attend all Board and Committee meetings. Their attendance and performance are among the criteria considered for re-nomination to the Board of Directors. During the fiscal year ended December 31, 2017, the Company’s Board of Directors held eleven meetings. All of the Directors of the Company attended at least 75% of the Board meetings and the meetings of committees held on which such Directors served during the fiscal year ended December 31, 2017.

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STOCKHOLDER-RECOMMENDED DIRECTOR NOMINATIONS

General

It is the policy of the Company’s Leadership Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Leadership Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Leadership Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Leadership Committee’s resources, the Leadership Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Leadership Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Leadership Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;
(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as amended;
(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
(4)	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the broker holding the securities that reflects ownership of the Company’s common stock; and
(5)	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of stockholders, the recommendation must be received by the Leadership Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting, advanced by one year.

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Proposal 1	Election of Directors

The Company’s Board of Directors currently consists of fifteen directors. All of the directors are independent under current Nasdaq listing standards, with the exception of Christopher D. Maher, President and CEO of the Company and the Bank. The Board is divided into three classes with three-year staggered terms, with one-third of the directors elected each year. Each of the members of the Board also serves as a director of the Bank. The Board of Directors’ nominees for election this year, to serve for a three-year term and until their respective successors have been elected and qualified, are Messrs. Devlin, Farris, and Solow, and Ms. Rhine, each of whom is currently a director of the Company and the Bank. However, if Proposal 3 is approved, each of these directors, together with the directors with a term of office extending until the 2020 Annual Meeting of Stockholders, intends to submit a resignation and be immediately reappointed back to the Board for a term ending at the 2019 Annual Meeting of Stockholders, as described under Proposal 3. “Approval and Adoption of an Amendment to the Company’s Certificate of Incorporation to Declassify the Board of Directors”, other than Donald E. McLaughlin, who has notified the Company that, at the 2018 Annual Meeting, he will retire from the Board to spend more time with his family and on personal business. The experience and qualifications of each director are set forth under “Nominees for Election of Director.”

Ms. McCrosson has decided not to stand for re-election. Her term will expire at the Annual Meeting and, along with Mr. McLaughlin’s retirement, the Board will be reduced to thirteen members at that time. The Company is grateful for Ms. McCrosson’s and Mr. McLaughlin’s contributions to the success of the Company and wishes them continued prosperity in their future endeavors.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Messrs. Devlin, Farris, and Solow and Ms. Rhine.

Criteria for Director Nominees

The Leadership Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The same criteria are used for persons nominated by the Committee or by a stockholder. A candidate must meet any qualification requirements set forth in any Board or committee governing documents.

The Leadership Committee will consider the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the local community;
•	integrity, honesty and reputation;
•	dedication to the Company and its stockholders;
•	independence; and
•	any other factors the Leadership Committee deems relevant, including experience, diversity of skills, size of the Board of Directors and regulatory disclosure obligations.

The Leadership Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time, and whether a director is expected to retire in the near future. While no single nominee may possess all of the skills needed to be a director, the Committee seeks to maintain a diversity of skills among the Board members necessary for the optimal functioning of the Board in its oversight of the Company. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Leadership Committee will consider and review an existing director’s Board performance and attendance at Board and Committee meetings and other Company functions; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

Pursuant to the Leadership Committee Charter as approved by the Board, the Leadership Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

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Identification

For purposes of identifying nominees for the Board of Directors, the Leadership Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Leadership Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Leadership Committee has not received any recommended nominees from the Company’s stockholders to be considered for election at this Annual Meeting. The Leadership Committee has in the past used, and may in the future use, an independent search firm to assist in identifying candidates to fill a vacancy on the Board of Directors, but does not use a search firm to identify or evaluate potential director nominees in the ordinary course.

Evaluation

The Leadership Committee, in evaluating potential director candidates, conducts a check of the individual’s background, interviews the candidate, and determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.

Nominees for Election of Director

The biography of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Leadership Committee and the Board to determine that the person should serve as a director for the Company. The Board of Directors has determined that the Board as a whole must have the right diversity and complementary mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Company considers the following requirements for each of its members of the Board:

1)	Experience: Current and past work and Board experience; knowledge of the banking industry and financial services companies; familiarity with the operations of public companies; and business and management experience and acumen.
2)	Personal characteristics: Ability to work collaboratively with management and as a member of the Board; ability to think strategically and develop a strategic vision or central idea for the Company; familiarity with and participation in the local businesses and the communities served by the Bank; integrity, accountability and independence.
3)	Director commitment: Time and effort; awareness and ongoing education; attendance at Board and committee meetings and other Company functions; other board commitments; stock ownership; changes in professional responsibilities; and length of service.
4)	Team and Company considerations: Balancing director contributions; diversity of skills; and financial condition.

The Board adopted the skills matrix that represents certain of the skills that the Board identified as particularly valuable to the effective oversight of the Company and execution of its business. The following matrix shows those skills and the number of directors having each skill, highlighting the diversity of skills on the Board.

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Nominees for Director

Unless otherwise stated, each individual has held his or her current position for the last five years. The age indicated for each individual is as of December 31, 2017. The indicated period of service as a director includes service as a director of OceanFirst Bank. The following directors have been nominated by the Leadership Committee for election to the Board with terms to expire in 2021, subject to the approval of Proposal 3, in which case each intends to submit a resignation and be reappointed back to the Board for a term ending at the 2019 annual meeting of stockholders:

MICHAEL D. DEVLIN

Age 67

Director since 2016

Committees: Finance and Risk

Michael D. Devlin has served as a Director since May 2016 when the Company acquired Cape Bancorp, Inc. and Cape Bank, of which Mr. Devlin was a Director since January 31, 2008, and President and Chief Executive Officer since January 27, 2009. Mr. Devlin currently serves as a member of the Board of Directors of Marquette National Corporation, a bank holding company based in Chicago, Illinois.

Mr. Devlin brings extensive banking and management expertise to the Board of Directors, particularly as to the southern markets and communities served by the Company. He is 67 years of age.

JACK M. FARRIS

Age 59

Director since 2015

Committees: Human Resources/Compensation and Risk

Jack M. Farris is the Vice President and Deputy General Counsel, InfoSec & Cybersecurity for Verizon Communications, Inc., one of the world’s leading wireline, wireless and business communications companies, where he has been employed since 1991. Mr. Farris was appointed to this position in early 2017 and prior to that had served in a variety of legal and management functions, providing legal support for systems and technology procurement, global operations security, finance operations, regulatory compliance and transactional matters, as well as information technology and information security matters. In addition to his undergraduate and law degrees, Mr. Farris holds a Master of Science in computer engineering.

Mr. Farris’ experience as a senior manager of a large corporation and his expertise in information technology and information security brings to the Board extensive knowledge and capability relating to communications, information technology, and cybersecurity, as well as significant experience in litigation, transactional matters and regulatory compliance. Mr. Farris has served on the Board of Directors since 2015. He is 59 years of age.

DIANE F. RHINE

Age 68

Director since 1997

Committees: Human Resources/Compensation (Chair)

Diane F. Rhine is a licensed real estate broker-sales representative with Childers Sotheby’s International Realty since July 2014. Before then, Ms. Rhine owned and operated Citta & Cobb Inc. Realtors DBA Rhine & Associates, Inc. beginning in 1979. In her long career as a Realtor Ms. Rhine served two terms as President of the Ocean County Board of Realtors, chairing both the Risk and Grievance committees and served as President of the New Jersey Shore Multiple Listing service. Her community involvement in numerous organizations included serving as President of the United Way of Ocean County as well as chairing both the Finance and Fun Distribution committees. Ms. Rhine has been an active participant in fund raising activities for the Girl Scouts of the Jersey Shore, the Ocean County YMCA and the Ocean County College Foundation.

Ms. Rhine’s more than 39 years of experience in residential real estate brokerage in Ocean County, New Jersey brings to the Board management expertise and an extensive knowledge of the local real estate markets in which the Company conducts its business. Ms. Rhine has served on the Board of Directors since 1997. She is 68 years of age.

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MARK G. SOLOW

Age 69

Director since 2011

Committees: Human Resources/Compensation

Mark G. Solow is an advisor to Crystal Ridge Partners, LLC, which makes equity investments in public and private companies. Mr. Solow served on the board of directors of Central Jersey Bank, N.A. and its holding company from their inceptions through 2010. Prior to his retirement in 2005, Mr. Solow was a co-founder and a Managing Partner of GarMark Advisors, LLC, the manager of private investment funds that invest in middle market companies. Prior to the formation of GarMark Advisors, LLC in 1997, Mr. Solow was a Senior Executive Vice President at Chemical Banking Corporation (a predecessor institution to JPMorgan Chase) and a member of its twelve-person management committee. During his career at Chemical Banking Corporation, he served in several capacities, including head of global investment banking, and corporate and multinational banking in North America, Western Europe and Asia.  In addition, he was Senior Credit Officer for Chemical Banking Corporation for the United States, Canada, Western Europe and Asia.

Mr. Solow brings to the Board broad experience with capital markets, investment banking, management and leadership, as well as detailed knowledge of commercial and community banking. Mr. Solow has served on the Board of Directors since 2011. He is 69 years of age.

Directors Whose Terms are Expiring

On January 24, 2018, Dorothy F. McCrosson, Esq., a member of the Board of Directors of the Company and the Bank, notified the Company that, in order to devote more time to her law practice, personal business and family, she will not stand for reelection at the Company’s 2018 Annual Meeting of Stockholders. Ms. McCrosson joined the Board in December 2016, following the acquisition of Ocean Shore Holding Company (“Ocean Shore”), where she served as a Director since 2011. The Company is grateful for Ms. McCrosson’s contributions to the Company’s success.

Directors Continuing in Office

The following directors have terms ending in 2019:

ANTHONY R. COSCIA

Age 58

Director since 2018

Anthony R. Coscia was the Chairman of the Boards of Sun Bancorp, Inc. and Sun National Bank since December 2016. Mr. Coscia served as a Director of Sun Bancorp, Inc. since 2010 and Sun National Bank since 2011 and was a member of the ALCO Committee and Chair of the Executive Committee. Sun Bancorp, Inc. and Sun National Bank were acquired by the Company in January 2018, at which time Mr. Coscia joined the Company’s Board. Mr. Coscia is admitted to the state bars of New Jersey and New York and is a Partner of Windels Marx Lane & Mittendorf, LLP, having been with the firm for over 30 years. Mr. Coscia’s legal practice focuses on corporate, commercial, and real estate matters, with a concentration on the financial elements of these transactions. Mr. Coscia serves as Chairman of the Board of Directors of the National Railroad Passenger Corporation (Amtrak), having been appointed to the Board of Amtrak by President Obama in 2010. Mr. Coscia is Chairman of Suez North America, Inc., the U.S. subsidiary of Suez Environment SAS. Mr. Coscia previously served as Chairman of the Port Authority of New York for over eight years, stepping down in 2011. Mr. Coscia is a graduate of Georgetown University School of Foreign Service and received his law degree from Rutgers University School of Law.

Mr. Coscia serves as trustee of Georgetown University and the New Jersey Community Development Corporation and is a member of the New Jersey Performing Arts Center Council of Trustees, the Partnership for New York City, The Economic Club of New York and the Regional Plan Association. In 2007, Mr. Coscia was awarded an honorary doctorate of humane letters from the New Jersey Institute of Technology. Mr. Coscia’s extensive background and reputation as a well-respected business leader actively involved in both the private and government sectors brings significant management and leadership skills to the Board. He is 58 years of age.

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CHRISTOPHER D. MAHER

Age 51

Director since 2014

Christopher D. Maher has served as Chairman of the Company and the Bank since January 1, 2017 and as President and CEO of the Company and the Bank since January 1, 2015. He joined the Company and the Bank on March 25, 2013 as President and Chief Operating Officer and was appointed to the Board of Directors on February 19, 2014. Prior to joining the Company, Mr. Maher served as President and CEO of Patriot National Bancorp and Patriot National Bank since 2010.

Mr. Maher is active in the non-profit community, serving as the Chairman on the Board of Trustees of Helen Keller Services for the Blind, as a Trustee of Monmouth University, and as a Director of Hackensack Meridian Home Care Services, Inc. and Hackensack Meridian Nursing & Rehabilitation. He is also active within the banking industry, serving on the Federal Reserve Bank of Philadelphia’s Community Depository Institutions Advisory Counsel and as a member of the Board of the New Jersey Bankers Association. He is 51 years of age.

DONALD E. MCLAUGHLIN

Age 70

Director since 1985

Donald E. McLaughlin is a retired Certified Public Accountant (“CPA”). Prior to his retirement in 2005 from Donald E. McLaughlin, CPA, P.C., Mr. McLaughlin was employed as a CPA for 35 years. As a CPA, Mr. McLaughlin worked on audits of corporations, both public and privately owned. Mr. McLaughlin has prepared financial statements and tax returns, analyzed financial statements and results of operations and advised clients on methods to better improve performance. He has also been employed as a controller at a company with annual sales of $40 million.

Through his extensive experience as a CPA, Mr. McLaughlin provides significant expertise to the Board on public accounting and financial matters. Mr. McLaughlin has served on the Board of Directors since 1985. He is 70 years of age.

On March 28, 2018, Mr. McLaughlin notified the Company that, in order to spend more time with his family and on personal business, he will retire from the Board at the end of the 2018 Annual Meeting. The Company is grateful for Mr. McLaughlin’s contributions to the Company, including his role in the creation of the Risk Committee.

JOHN E. WALSH

Age 64

Director since 2000

John E. Walsh is a licensed professional engineer and has been employed with T&M Associates since 2010, where he currently serves as Senior Vice President. T&M Associates is a privately owned engineering, planning and environmental consulting company. Before then, he served in various management capacities with CMX Engineering, Inc., a privately owned engineering company, from 2001 to 2010. At CMX, Mr. Walsh was responsible for all operational aspects of the business, including operational profitability and oversight of 380 professional engineers and technical staff. Prior to joining CMX Engineering, he was President of Bay Pointe Engineering Associates, Inc., from 1987 to 2001.

Mr. Walsh’s experience with T&M and CMX provides the Board with management and leadership skills, as well as extensive knowledge of business and marketing plans, annual budgets, personnel/resource management, sales initiatives, financial reporting and client management. Mr. Walsh has served on the Board of Directors since 2000. He is 64 years of age.

SAMUEL R. YOUNG

Age 58

Director since 2016

Samuel R. Young is the owner, President and Chief Executive Officer of Tilton Fitness Management, which develops, owns and operates commercial and hospital-affiliated, medically integrated health and fitness centers, including eight centers in southern and central New Jersey. Mr. Young also recently retired as a Captain/Unit Commanding Officer in the United States Navy Reserve. Mr. Young was selected as the Greater Atlantic City chamber of Commerce 2008 Businessman of the Year. Mr. Young recently chaired the Atlantic City Chamber of Commerce Board of Directors and currently serves as Chairman of the Board of Directors of the Boys and Girls Club of Atlantic City. Mr. Young was a director of Ocean Shore and Ocean City Home Bank (“OCHB”) since 2004 until their acquisition by the Company in December 2016, at which time Mr. Young joined the Board.

As the owner of a well-known health and fitness club in one of the Bank’s local market areas, Mr. Young has extensive business and management experience, including finance and accounting experience. Mr. Young’s involvement in a variety of local and civic organizations has further strengthened his ties to the local community. Mr. Young is 58 years of age.

The following directors have terms ending in 2020, subject to the approval of Proposal 3, in which case each intends to submit a resignation and be appointed back to the Board for a term ending at the 2019 Annual Meeting of Stockholders:

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STEVEN E. BRADY

Age 64

Director since 2016

Steven E. Brady was the President, Chief Executive Officer and a Director of OCHB since 1991 and the President and a Director of Ocean Shore since its formation in 1998. OCHB and Ocean Shore were acquired by the Company in December 2016, at which time Mr. Brady joined the Company’s Board and became Vice Chairman of the Southern Region.

Mr. Brady’s extensive experience in the local banking industry and involvement in southern New Jersey communities affords the Board valuable insight regarding the business and operation of the Company and the Bank. Mr. Brady has gained extensive leadership experience and knowledge of the banking industry over the course of his career, including through his involvement as a former member of the Philadelphia Federal Reserve Advisory Board. Mr. Brady provides the Board with knowledge and experience regarding the management and operations of community banks. He is 64 years of age.

JOSEPH J. BURKE

Age 70

Director since 2005

Joseph J. Burke is a retired CPA with over 30 years of experience specializing in the audits of banking institutions. He is a retired audit partner with KPMG LLP.

Mr. Burke’s experience brings to the Board significant expertise in financial, accounting, and auditing matters. Mr. Burke has been a member of the Board since 2005. Mr. Burke is 70 years of age.

ANGELO CATANIA

Age 68

Director since 2006

Angelo Catania was the CEO and Managing Member of HomeStar Services LLC, an air conditioning, heating, plumbing and electrical service company until its sale and his retirement in 2015. Prior to joining HomeStar in February 2005, he was President and Chief Operating Officer (“COO”) of Petro, Inc., one of the largest home heating oil and services companies in the United States. As President and COO of Petro, Mr. Catania was responsible for the oversight of approximately 2,800 employees that serviced over 535,000 residential and commercial accounts. Mr. Catania has also served as the corporate controller of a publicly-owned home heating oil delivery and service company, where he was responsible for accounting systems, bank relations, benefits, information technology and acquisitions.

Mr. Catania’s experience as a senior officer brings to the Board significant management expertise and leadership skills, particularly as they relate to the use of technology to improve efficiency and customer service. Mr. Catania has been a member of the Board since 2006. Mr. Catania is 68 years of age.

JOHN K. LLOYD

Age 71

Director since 2018

John K. Lloyd is the Co-CEO of Hackensack Meridian Health, the largest most comprehensive and integrated health network in New Jersey, which includes 16 hospitals, 33,000 team members and more than 6,000 physicians, and over 165 ambulatory facilities throughout the state, with total revenues of $5.5 billion. Prior to his current position, Mr. Lloyd served as president of Meridian Health, a $2.1 billion, New Jersey-based health network of seven hospitals, one academic medical center, Jersey Shore University Medical Center, and 120 ambulatory facilities in Monmouth and Ocean Counties. Mr. Lloyd graduated from Princeton University and proudly served his country in the United States Marine Corps before attaining a Masters of Business Administration in Health Administration at Temple University. Mr. Lloyd has been recognized nationally and regionally with various awards including the Medical Executive Award from the Academy of Medicine of New Jersey and the Distinguished Business Leader Award from Monmouth University. He also received the Icon Award by NJBiz, the Maurice Pollack Award for Community Service from Monmouth University, and was recently honored with the Lifetime Achievement Award by the American College of Healthcare Executives in New Jersey.

Mr. Lloyd has significant expertise in the healthcare industry, prior service on publically-traded boards, and excellent leadership skills developed over his 35 years as a CEO. He is 71 years of age.

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GRACE C. TORRES

Age 59

Director since 2018

Grace C. Torres has been a Trustee of Prudential Retail Mutual Funds, a retail mutual funds complex of more than 80 mutual funds, since 2014. Prior to that, Ms. Torres was Chief Financial Officer, Treasurer and Principal Financial Officer of Prudential Mutual Funds and Senior Vice President of Prudential Investments LLC from 1994 through 2014. Ms. Torres also previously served as Vice President, Mutual Funds Administration at Bankers Trust and as a Senior Manager, Audit Practice with Ernst & Young. Ms. Torres is a CPA in the State of New York and received a BS in Accounting and Management from New York University. Ms. Torres served as a Director of Sun Bancorp, Inc. and Sun National Bank since 2015, serving on the Audit, Nominating & Corporate Governance and Risk Committees and Chair of the ALCO Committee, until their acquisition by the Company in January 2018, at which time Ms. Torres joined the Board.

Ms. Torres brings to the Board additional financial reporting and audit experience, particularly with respect to large complex financial services organizations. Ms. Torres has been recognized as one the Top 50 business executives by Hispanic Business magazine and LATINA Style Magazine and brings in-depth experience and expertise regarding the financial industry. She is 59 years of age.

No director of the Company is also currently a director of a company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, other than Grace Torres’ service noted above.

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STOCK OWNERSHIP

The following table provides information as of April 10, 2018 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned	Percent of Common Stock Outstanding
WL Ross & Co. LLC 1166 Avenue of the Americas New York, NY 10036	2,596,216	5.4%	(1)
BlackRock Inc. 55 East 52nd Street New York, New York 10055	2,117,115	6.5%	(2)
Wellington Management Group 280 Congress Street Boston, Massachusetts 02210	1,662,370	5.1%	(3)
(1)	Based solely on SEC Schedule 13G filed on February 16, 2018, which reflects 48,906,870 outstanding shares subsequent to the closing of the Sun acquisition.
(2)	Based solely on SEC Schedule 13G Amendment No. 7 filed on January 29, 2018, which reflects 32,444,444 outstanding shares eligible to vote prior to the closing of the Sun acquisition.
(3)	Based solely on SEC Schedule 13G Amendment No. 8 filed on February 8, 2018, which reflects 32,444,444 outstanding shares eligible to vote prior to the closing of the Sun acquisition.

The following table provides information as of April 10, 2018, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and each NEO and by all such directors and NEOs of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
Directors
Steven E. Brady(3)(4)	[____]	[____]	[____]	[____]
Joseph J. Burke(5)	[____]	[____]	[____]	[____]
Angelo Catania(5)	[____]	[____]	[____]	[____]
Anthony R. Coscia(6)	[____]	[____]	[____]	[____]
Michael Devlin(3)(7)	[____]	[____]	[____]	[____]
Jack M. Farris(8)	[____]	[____]	[____]	[____]
John K. Lloyd(6)	[____]	[____]	[____]	[____]
Christopher D. Maher(9)(10)(11)	[____]	[____]	[____]	[____]
Dorothy McCrosson(3)	[____]	[____]	[____]	[____]
Donald E. McLaughlin(5)(12)	[____]	[____]	[____]	[____]
Diane F. Rhine(5)	[____]	[____]	[____]	[____]
Mark G. Solow(5)	[____]	[____]	[____]	[____]
Grace C. Torres(6)	[____]	[____]	[____]	[____]
John E. Walsh(5)	[____]	[____]	[____]	[____]
Samuel Young(3)(13)	[____]	[____]	[____]	[____]
Named Executive Officers who are not also Directors
Michael J. Fitzpatrick(10)(11)(14)	[____]	[____]	[____]	[____]	%
Joseph J. Lebel, III(10)(11)(15)(16)	[____]	[____]	[____]	[____]
Joseph R. Iantosca(10)(11)(15)	[____]	[____]	[____]	[____]
Steven J. Tsimbinos(10)(11)(17)	[____]	[____]	[____]	[____]
All directors and Executive Officers as a group (21 persons)	[____]	[____]	[____]	[____]	%
*	Less than 1%.
(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.

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(2)	Percentages with respect to each person or group of persons have been calculated on the basis of _____ shares of the Company’s Common Stock, the number of shares of Company Common Stock outstanding and entitled to vote as of April 10, 2018, plus the number of shares of Company Common Stock which such person or group of persons has the right to acquire within 60 days of April 10, 2018 by the exercise of stock options.
(3)	Includes _____ unvested shares. Each of Directors Brady, Devlin, and McCrosson was awarded _____ restricted shares in March 2017 and _____ restricted shares in January 2018. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(4)	Includes _____ shares held in an individual retirement account.
(5)	Includes _____ unvested shares. Each of Directors Burke, Catania, McLaughlin, Rhine, Solow and Walsh was awarded _____ restricted shares in March 2014, _____ restricted shares in March 2015, _____ restricted shares in March 2016, _____ restricted shares in March 2017, and _____ restricted shares in January 2018. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(6)	Includes _____ unvested restricted shares awarded in February 2018, which vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(7)	Includes _____ shares held by Mr. Devlin’s spouse, _____ shares held by Mr. Devlin’s daughters, and _____ shares held in an individual retirement account.
(8)	Includes _____ unvested shares. Mr. Farris was awarded _____ restricted shares in March 2015, _____ restricted shares in March 2016, _____ restricted shares in March 2017, and _____ restricted shares in January 2018. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(9)	Includes _____ unvested shares. Mr. Maher was awarded _____ restricted shares in March 2015, _____ restricted shares in March 2016, _____ restricted shares in March 2017, and _____ restricted shares in January 2018. Such awards vest at a rate of 20% per year commencing on March 1 of the year following the grant.
(10)	Includes the following performance-based restricted shares that were awarded in January 2018: Mr. Maher: _____ Mr. Fitzpatrick_____; Mr. Lebel: _____; Mr. Iantosca: _____, and Mr. Tsimbinos: _____. One third of such shares vest on each of March 1, 2019, 2020, and 2021 at approximately 60% or approximately 80% to 100% depending on the attainment of defined performance criteria for each of the calendar years 2018, 2019, and 2020, or are forfeited if the threshold performance is not met.
(11)	Includes the following shares that have been allocated and are held in trust pursuant to the ESOP as of April 10, 2018: Mr. Maher: _____; Mr. Fitzpatrick: _____; Mr. Lebel: _____; Mr. Iantosca: _____; and Mr. Tsimbinos: _____. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(12)	Includes _____ shares owned by Mr. McLaughlin’s spouse.
(13)	Includes _____ shares held as Deferred Compensation.
(14)	Includes _____ unvested shares. Mr. Fitzpatrick was awarded _____ restricted shares in March 2014, _____ restricted shares in March 2015, _____ restricted shares in March 2016, _____ restricted shares in March 2017, and _____ restricted shares in January 2018. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exception of the January 2018 award, which vests in three equal installments beginning on March 1, 2019.
(15)	Includes _____ unvested shares for each of Mr. Lebel and Mr. Iantosca. Each of Mr. Lebel and Mr. Iantosca was awarded _____ restricted shares in March 2014_____ restricted shares in March 2015, _____ restricted shares in March 2016, _____ restricted shares in March 2017, and _____ restricted shares in January 2018. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.
(16)	Includes _____ shares held by Mr. Lebel’s spouse.
(17)	Includes _____ unvested shares. Mr. Tsimbinos was awarded _____ restricted shares in March 2014, _____ restricted shares in March 2015, _____ restricted shares in March 2016, _____ restricted shares in March 2017, and _____ restricted shares in January 2018. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant.

Each director and executive officer maintains a mailing address at 975 Hooper Avenue, Toms River, New Jersey 08753. None of the above directors or executive officers have pledged any shares of the Company.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2017, except for Steven E. Brady, who experienced late filings for transactions between his direct and indirect holdings on January 27, March 2, September 1, and September 7, 2017.

Senior Executive Officers Who Are Not Also Directors

MICHAEL J. FITZPATRICK

Age 62

Michael J. Fitzpatrick has been Executive Vice President and CFO of the Company since 1995. He has also been Executive Vice President and CFO of the Bank since joining the Bank in 1992. He is 62 years of age.

JOSEPH R. IANTOSCA

Age 57

Joseph R. Iantosca has been Executive Vice President and Chief Administrative Officer of the Bank since May 2013. Before then, he was First Senior Vice President and Chief Administrative Officer of the Bank since May 2007 and Senior Vice President and Chief Administrative Officer since February 2004, when he joined the Bank. Before then, he was employed with BISYS Banking Solutions for seven years, most recently as National Vice President, Conversions and Implementations. He is 57 years of age.

JOSEPH J. LEBEL III

Age 55

Joseph J. Lebel III was appointed Executive Vice President and Chief Banking Officer of the Bank in January 2017, having served as Executive Vice President and Chief Lending Officer of the Bank since May 2013. Before then, he was First Senior Vice President and Chief Lending Officer since May 2007. When he first joined the Bank in April 2006, he was Senior Vice President of the Bank, in charge of Commercial Lending. Before then, he was employed with Wachovia Bank N.A. for approximately 22 years, most recently as Senior Vice President. He is 55 years of age.

STEVEN J. TSIMBINOS

Age 48

Steven J. Tsimbinos was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank in June 2016, having previously served in those roles as First Senior Vice President since September 2010. Prior to joining OceanFirst, he was General Counsel of Copper River Management, L.P., the investment manager to a family of hedge funds, since May 2006, and prior to that a partner with Lowenstein Sandler PC, where he practiced corporate and securities law. He is 48 years of age.

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GRACE VALLACCHI

Age 54

Grace Vallacchi was appointed Executive Vice President and CRO of the Company and the Bank in September 2017. Prior to joining OceanFirst, Ms. Vallacchi was Associate Deputy Comptroller in the Northeastern District of the Office of the Comptroller of the Currency (“OCC”) since February 2016. Prior to that position, she was Assistant Deputy Comptroller at the OCC since October 2012, and a National Bank Examiner since 2007. She is 54 years of age.

ANGELA K. HO

Age 34

Angela K. Ho was appointed Chief Accounting Officer of the Company in March 2017 and had served as the Chief Accounting Officer of the Bank since September 2016. Prior to joining OceanFirst, Ms. Ho served as the controller of Northfield Bank since 2012 and had significant accounting responsibilities at Signature Bank and KPMG. She is 34 years of age.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section describes the objectives, design and rationale of the Company’s compensation program for its NEOs, and discusses each material element of the Company’s NEO compensation program, how compensation is determined, and recent developments in the Company’s compensation program.

For 2017, the Company’s NEOs were:

Name	Title
Christopher D. Maher	Chairman, President and CEO of the Company and the Bank
Michael J. Fitzpatrick	Executive Vice President and CFO of the Company and the Bank
Joseph J. Lebel III	Executive Vice President and Chief Banking Officer of the Bank
Joseph R. Iantosca	Executive Vice President and Chief Administrative Officer of the Bank
Steven J. Tsimbinos	Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank

Executive Summary

2017 Business Highlights

The Company completed another successful year in 2017. On June 30, 2017, the Company announced the acquisition of Sun, which closed on January 31, 2018. Based on the $26.45 per share closing price of the Company’s common stock on January 31, 2018, the total transaction value was $474.9 million. The acquisition added $2.1 billion to assets, $1.5 billion to loans, and $1.6 billion to deposits. The Sun acquisition was another in-market transaction which enhanced the Bank’s position as the premier community banking franchise in central and southern New Jersey.

•	Earnings Growth. Net income for the year ended December 31, 2017 was $42.5 million, or $1.28 per diluted share, as compared to net income of $23.0 million, or $0.98 per diluted share, for the prior year. Net income for the year ended December 31, 2017 includes merger related expenses, branch consolidation expenses, the acceleration of stock award expense due to the retirement of a director, and additional income tax expense from the revaluation of deferred tax assets related to the recently enacted Tax Cuts and Jobs Act. These items decreased net income, net of tax benefit, for the year ended December 31, 2017 by $13.7 million. Net income for the year ended December 31, 2016 included merger related expenses of $11.8 million, net of tax benefit. These items reduced diluted earnings per share by $0.42 and $0.50, respectively, for the years ended December 31, 2017 and 2016.
•	Balance Sheet Growth.
–	Total assets increased by $249.1 million to $5.4 billion at December 31, 2017, from $5.2 billion at December 31, 2016. Loans receivable, net, increased by $162.3 million, to $4.0 billion at December 31, 2017, from $3.8 billion at December 31, 2016, with $123.1 million of the growth relating to commercial lending.
–	Deposits increased by $155.0 million, to $4.3 billion at December 31, 2017, from $4.2 billion at December 31, 2016. The average cost of deposits increased only four basis points over the prior year to 0.29%.The loan-to-deposit ratio at December 31, 2017 was 91.3%, as compared to 90.8% at December 31, 2016. Stockholders’ equity increased to $601.9 million at December 31, 2017, as compared to $571.9 million at December 31, 2016. The Company remains well-capitalized with a tangible common equity ratio of 8.42% at December 31, 2017.
•	Dividends. During 2017, the Company maintained its quarterly dividend at $0.15 per share. Cash dividends on common stock declared and paid during the year ended December 31, 2017 were $19.3 million, as compared to $12.6 million for the prior year. The increase in dividends was a result of the additional shares issued in the Company’s acquisitions.
•	Stock Performance. For 2017, the Company’s common stock price decreased by 12.6% and its total stockholder return (assuming dividend reinvestment) was negative 10.6% for 2017 as compared to 65.9% for the past three years and 119.5% for the past five years. The following graph shows a comparison of total stockholder return on the Company’s common stock, based on the market price of the Company’s common stock with the cumulative total return of companies in the Nasdaq Composite Index and the SNL Thrift Index for the period December 31, 2012 through December 31, 2017. The graph may not be indicative of possible future performance of the Company’s common stock. Cumulative return assumes the reinvestment of dividends and is expressed in dollars based on an initial investment of $100.

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	Period Ending
Index	12/31/12	12/31/13	12/31/14	12/31/15	12/31/16	12/31/17
OceanFirst Financial Corp.	100.00	128.42	132.33	159.31	245.78	219.54
Nasdaq Composite	100.00	140.12	160.78	171.97	187.22	242.71
SNL Thrift	100.00	128.33	138.02	155.20	190.11	188.72

Executive Compensation Program Highlights

Our executive compensation program contains the following components and features that are designed to align the interests of our NEOs and stockholders.

•	Balanced Executive Compensation Program Elements. We use a mix of compensation elements to motivate our executives, incentivize Company performance and reward accomplishments, while promoting safe and sound banking practices. Our Compensation Committee implements a robust risk assessment framework to monitor our executive compensation programs for excessive risk to the Company.
•	No “Single Trigger” Change in Control Benefits. We maintain “double-trigger” change in control clauses in our employment and change in control agreements, and the executives are only entitled to a severance payment if terminated without cause or an executive terminates employment for good reason subsequent to a change in control. In addition, awards under the 2011 Stock Incentive Plan issued after its amendment in June 2017, including those granted in 2018, will not automatically vest upon a change in control. In addition, the Company amended the 2011 Stock Incentive Plan in June 2017 to eliminate the automatic issuance of new stock awards upon a change in control.
•	No Excise Tax Gross-Ups. We do not provide for gross-up payments for excise taxes our executives may incur in connection with a change in control.
•	Equity Compensation Best Practices: Our 2011 Stock Incentive Plan, as amended June 2017, contains certain restrictions that reflect sound corporate governance principles, including the following:
–	Dividends on performance-based stock awards and dividend equivalents on performance-based stock unit awards are paid only to the extent the underlying awards vest;
–	Shares that are used to pay the stock option exercise price or tax withholding on an option or SAR cannot be used for future grants under the amended 2011 Stock Incentive Plan;

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–	Except in connection with a change in control or other significant corporate transaction, the repricing of stock options or SARs without stockholder approval is prohibited; and
–	At least 95% of the shares subject to awards require a vesting period of at least one year.
•	Use of an Independent Compensation Consultant. In 2017, the Compensation Committee directly engaged an independent compensation consultant to review the competitiveness and effectiveness of our executive compensation program.
•	Performance-Based Stock Awards. In January 2018, the Company implemented a performance-based stock plan for NEOs and select senior management executives as a compliment to the Company’s standard time-based restricted shares and options plan. This performance-based plan is valued at approximately 50% of the executive’s total grant and provides an opportunity for the executive to vest in shares in equal amounts over three years but only when a specific performance metric has been attained or exceeded. Tiered performance goals for the metric are aligned with corresponding tiered vesting values and have been set at Threshold, Target and Superior using financial data from the 2018 strategic plan as approved by the Board. Performance below the Threshold goal in any given year results in that year’s grant allocation being forfeited. Performance above the Superior goal is capped at the Superior value. The Company determined that splitting a significant portion of key senior executive’s grants into a performance-based grant that vests only when a specific target is met will further focus senior management’s efforts on attaining Company-specific goals that will drive performance and benefit all shareholders. The performance-based plan reflects market practice and provides senior management with an easily understood set of three years goals that have been approved by the Board and that provide the opportunity for delivering meaningful value for the Company and the executive if accomplished.
•	Executive Officer Stock Ownership Requirements. We require all of our executive officers to hold substantial amounts of our common stock. Our CEO is expected to own stock with a market value of at least five times his annual base salary. Each other NEO is expected to own stock with a market value of at least three times his annual base salary. Until these guidelines are met, an NEO is required to retain all of the net vested restricted stock and net shares delivered after exercising stock options. See “Stock Ownership Guidelines.”
•	Incentive Clawback Policy. We have a compensation recovery or “clawback” policy that allows our Board to recoup performance-based compensation from our executives in certain circumstances.
•	Policy Limiting Hedging or Pledging our Stock. Unless approved in advance by our Board in limited circumstances, our Insider Trading Policy prohibits our directors, executive officers and certain key employees from engaging in hedging transactions involving our common stock or pledging our common stock.

Objectives of Compensation Program

The Company’s mission is to build value for its stockholders as a growth oriented community-focused financial services organization. To accomplish its mission, it strives to provide outstanding service and responsiveness to the markets and customers it serves, and the Company’s executive officer compensation program has stated objectives to:

•	provide a comprehensive compensation package that is competitive within the marketplace so that the Company may attract, reward and retain highly qualified, motivated, productive and responsible senior executives;
•	align NEO’s interests with those of stockholders by incentivizing and rewarding individual behaviors that improve the Company’s performance in a manner that is consistent with its business and strategic plans while encouraging prudent decision-making and safe and sound banking practices;
•	create balanced incentives that do not encourage NEOs to expose the Company to inappropriate risks by providing excessive compensation that could lead to material loss;
•	reward NEOs who assume the greatest responsibility and consistently produce positive strategic results within the parameters of sound business and risk management;
•	motivate each individual to perform to the best of his or her ability; and
•	recognize the Company’s cost structure and the economic environment.

The NEOs are one of the Company’s greatest assets, as their leadership and example to all employees drive the Company’s success and customer-centered excellence.

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Compensation Program Design and Rationale

To attract qualified executives as NEOs and to incentivize, reward and retain NEOs who meet the Company’s performance expectations, the Company used the following major elements in its 2017 total compensation for executives:

Compensation Element			Fixed/Performance Based	Short-Term/ Long-Term
	Description and Purpose	Link to Performance
Base Salary	Helps attract and retain executives through the periodic payments of market-competitive base pay.	Based on individual performance and responsibilities, prevailing market conditions, current and anticipated Company performance, and current pay levels.	Fixed	Short-term
Cash Incentives	Encourage achievement of financial performance metrics and individual goals that create near-term stockholder value and are consistent with the Company’s business and strategic plans, prudent decision-making, and risk management that reflects safe and sound business practices.	Quantitatively ties compensation directly to factors that are deemed important by the Company.	Performance-based	Short-term
Equity Compensation Plan	The Company grants stock options and restricted stock awards to attract, retain and motivate employees by providing for or increasing their economic interests in the long-term success of the Company. Equity grants under the Company’s stock incentive plans complement total compensation packages and enable the Company to align employee interests with those of the stockholders of the Company.	Value realization depends on stock performance over time.	Fixed and/or performance based.	Long-term – generally vesting over five years
Supplemental Executive Retirement Plan (“SERP”)	Provided to certain NEOs to assure income security into retirement while incentivizing retention.	—	Fixed	Long-term
Other Compensation	Select, non-core benefits comparable to those offered by competitors, such as health and welfare benefits on the same basis as other employees and certain perquisites.	—	Fixed	Short and long- term

Mix of Compensation Elements; Risk Mitigation

The Committee believes that it maintains the appropriate balance of compensation elements to motivate executives and reward accomplishments. Performance-based incentive awards play an important role in the executive compensation program, but their use is balanced to provide stability and to avoid encouraging strategies and risk-taking that might not align with the long-term best interests of the Company and its stockholders and safe and sound banking practices.

The Company is mindful of sound regulatory compensation practices that are designed to cause banking institutions to structure compensation programs in a way that does not provide incentives for executives to take imprudent or excessive risks.

The Company’s compensation program for NEOs is designed to mitigate risk by:

•	providing non-performance-based salaries, retirement and benefits that are competitive in the market and permit executives to pay living expenses and provide stability without reliance on incentives;
•	incorporating cash incentives to reward annual performance in accordance with the Company’s predefined annual and strategic goals and objectives;
•	including long-term incentives in the form of time-vested and performance-based restricted stock awards and/or stock options to focus on building long-term stockholder value; and

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•	considering prior period results, the exposure to risk, and actual risk outcomes in determining current and future compensation.

To further mitigate risk resulting from performance-based compensation, the Committee considers, and uses when appropriate, metrics and performance goals that incorporate risk management, “claw-backs” to recover prior payments, and performance periods longer than one year. The use of equity-based long-term compensation, in combination with executive stock ownership requirements, reflects the Company’s compensation program’s goals of aligning the interests of executives and stockholders, thereby reducing the exposure to imprudent or excessive risk-taking. The Company believes these features balance the need to accept risk exposure in the successful operation of its business with the need to identify, monitor and prudently manage that risk.

The following chart illustrates the mix of the Company’s compensation for 2017 for its CEO, as specified on the Summary Compensation Table.

Consideration of Last Year’s Advisory Stockholder Votes on Executive Compensation

At the 2017 Annual Meeting of Stockholders, approximately 97% of the shares voting on the Company’s non-binding advisory vote on executive compensation (commonly known as “say on pay”) were cast in favor of the compensation of the Company’s executive officers, as described in the 2017 Proxy Statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. In making compensation decisions for the remainder of 2017 and to date in 2018, the Board and the Committee have considered, among other factors, the stockholders’ support and the Board’s overall satisfaction with the current compensation structure. The Compensation Committee and the Board are mindful of the view and the trend towards the increased use of performance based compensation and took that into account in making equity grants in 2018, as further described above. The Committee and the Board believe that the compensation paid to our executive officers and the Company’s overall pay practices are fair and well-balanced. Further, advisory votes on executive compensation and stockholder outreach will continue to serve as a tool to guide the Committee and the Board in their ongoing assessment of the Company’s executive compensation program.

How Compensation is Determined

The Compensation Committee reviews compensation for the CEO, the other NEOs and the other officers subject to the reporting requirements of Section 16 under the Exchange Act (including the NEOs, the “Section 16 Officers”), and establishes certain guidelines and limits for compensation and benefits programs for other employees of the Company and the Bank. The Compensation Committee annually reviews and evaluates recommendations made by the CEO regarding compensation, including base salary, bonuses and equity grants for the Section 16 Officers, other than the CEO. The Compensation Committee then determines the compensation for the CEO and Section 16 Officers and reports its determination to the Board. In establishing compensation levels, the Compensation Committee considers the Company’s overall strategic objectives, annual performance goals, the report of the compensation consultant regarding peer group comparisons, market data for other institutions, individual executive performance, the relative level of compensation among executive officers and regulatory requirements. The Compensation Committee also has the CRO perform a risk assessment to review any actual and potential risks created by the Company’s compensation program, as well as analyze the Company’s controls and risk mitigation mechanisms.

Executive management and outside advisors from time-to-time may be invited to Compensation Committee meetings to provide their views on compensation matters. The CEO participates in the process of determining compensation for the other NEOs by making recommendations regarding base salary adjustments and awards under incentive and equity plans. The CEO does not participate in the Compensation Committee’s decision as to his own compensation package. See “Corporate Governance – Committees of the Board of Directors” for further information regarding the Compensation Committee.

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Role of Compensation Consultant

The Compensation Committee first retained Mosteller & Associates (“MA”) in 2012 and again retained MA as its independent compensation consultant for 2017. The Compensation Committee considers competitive market data, advice and recommendations received from MA in making compensation decisions. MA and its representatives are independent of the Bank’s management, report directly to the Compensation Committee, and have no economic relationship with the Company other than MA’s role as advisor to the Compensation Committee. On November 14, 2017, the Compensation Committee reviewed information provided by MA regarding its independence. Based on this information and additional review, the Compensation Committee concluded that the work performed by MA does not raise any conflicts of interest.

Compensation Study

The Compensation Committee has historically relied on a peer group to assess relative performance for its annual incentive plans and uses this information as a factor when making compensation decisions. MA conducted a peer group study for the Compensation Committee for use in making compensation decisions for 2017. MA reviewed the prior peer group for appropriateness and recommended changes for 2017. The initial peer group, chosen in January for 2017, consisted of 15 peer group banks and reflected moderate adjustments to the 2016 peer group to reflect the prior year’s growth in asset size of the Bank. Subsequently, with the announcement of the acquisition of Sun in June 2017, the Compensation Committee, in consultation with MA, expanded the peer group to 23 banks to reflect the Bank’s increased size, geographic span and complexity. The 23 bank peer group for the 2017 compensation review consisted of the following:

Berkshire Hills Bancorp, Inc. (MA) – NASDAQ: BHLB	Northwest Bancshares, Inc. (NJ) – NASDAQ: NWBI
Bryn Mawr Banc Corp. (PA) – NASDAQ: BMTC	Oritani Financial Corp. (NJ) – NASDAQ: ORIT
Community Bank System (NY) – NASDAQ: CBU	Peapack-Gladstone Financial Corp. (NJ) – NASDAQ: PGC
Customers Bancorp. (PA) – NASDAQ: CUBI	Provident Financial Services, Inc. (NJ) – NASDAQ: PFS
Dime Community Bancshares, Inc. (NJ) – NASDAQ: DCOM	Sandy Spring Bancorp, Inc. (MD) – NASDAQ: SASR
Eagle Bancorp, Inc. (MD) – NASDAQ: EGBN	S&T Bancorp, Inc. (PA) – NASDAQ: STBA
First Commonwealth Financial Corp. (PA) – NASDAQ: FCF	Tompkins Financial Corp. (NY) – NASDAQ: TMP
Flushing Financial Corp. (NY) – NASDAQ: FFIC	TowneBank (VA) – NASDAQ: TOWN
Independent Bank Corp. (MA) – NASDAQ: INDB	Univest Corp. of Pennsylvania (PA) – NASDAQ: UVSP
Lakeland Bancorp, Inc. (NJ) – NASDAQ: LBAI	WesBanco (WV) – NASDAQ: WSBC
NBT Bancorp (NY) – NASDAQ: NBTB	WSFS Financial Corp. – (Delaware) – NASDAQ: WSFS
Northfield Bancorp, Inc. (NJ) – NASDAQ: NFBK

MA reviewed the Bank’s current level of executive compensation relative to its peers and provided the Compensation Committee with its report at its November 14, 2017 meeting. A strong alignment existed between performance and executive compensation at OceanFirst. The financial performance indicators in the review were as follows:

•	asset size, where the Company was $7.3 billion as compared to a peer group average of $6.8 billion, ranking the Company tenth in the peer group for the year
•	return on assets, where the Company ranked twenty-second in the peer group for 2016 performance
•	return on equity, where the Company ranked sixteenth compared to the 23 bank peer group average for 2016

In reviewing the report, the Compensation Committee considered that the Company’s performance indicators were adversely impacted during 2017 by merger-related expenses. Excluding those merger-related expenses, the Company’s performance for both ROA and ROE would have both reflected performance in the upper tier of the peer group at 1.06 and 9.52, respectively. For 2017, the Compensation Committee benchmarked compensation at the 50th percentile of the peer group. Overall, the base salaries were 14% below the 23 bank peer group average while the target bonuses trended slightly above the peer group average. Total compensation, including equity awards, was below the peer group averaging 79% of the peer group average with individual ranges from 72% to 93% of the peer group average. The 2017 study was taken into account by the Compensation Committee to set and establish executive compensation. Of the respective peer group average for CEO compensation, Mr. Maher’s base salary was 87% of the peer group average, and target bonus was 98% of the peer group average, and total compensation (including equity awards) and all other compensation was 73%.

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Elements of Compensation

The following describes the elements of compensation and provides information on certain decisions regarding 2017 compensation.

Base Salary

The base salary levels for the NEOs are intended to be competitive with those of comparable positions at peer financial institutions at levels appropriate to attract, retain, motivate and reward individuals to discharge their responsibilities, while being mindful of managing costs, particularly “fixed” costs. After the Compensation Committee’s consideration of various factors, including the growth of the Company, the MA report, prevailing market conditions, current and anticipated Company performance, the performance and responsibilities of individual executives, and current pay levels, as applicable, the Company made no increases to NEO base salaries during 2017. The salaries remained at the amounts set in July 2016 and are as follows:

Name	2016 Salary	2017 Salary	Change
Christopher D. Maher	$650,000	$650,000	0.0%
Michael J. Fitzpatrick	$300,000	$300,000	0.0%
Joseph J. Lebel III	$300,000	$300,000	0.0%
Joseph R. Iantosca	$285,000	$285,000	0.0%
Steven J. Tsimbinos	$250,000	$250,000	0.0%

Cash Incentive Awards

A significant portion of each NEO’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual under a cash incentive compensation plan. Annual non-discretionary cash bonuses for the NEOs are contingent on the performance of the Company, the Bank and the individual, by comparing actual Company performance against targets that are approved by the Compensation Committee at the beginning of 2017. For 2017, Mr. Maher’s bonus target was set as a component of his employment contract. Ordinarily, if cash incentive compensation is paid out under the plan, actual bonus payments may range from 50% of targeted bonus levels for Threshold performance to 150% for Superior performance. For 2017, incentive payments were based on Core Net Income and Core Efficiency Ratio utilizing the following matrix:

Category	Weight	Threshold 50%	Target 100%	Superior 150%
Core Net Income	60%	$ 49,545,900	$ 55,051,000	$ 60,556,100
Core Efficiency Ratio	40%	58.20%	55.80%	53.40%

For purposes of the matrix, the Core Net Income and Core Efficiency Ratio values were derived from the Company’s 2017 Business Plan as proposed by senior management and approved by the Board in December 2016. The results for 2017 were Core Net Income at $56,015,000 (above Target) and the Core Efficiency Ratio at 57.07% (slightly below Target), resulting in overall funding of 94.7% of Target. Funding is then adjusted for individual performance. “Core” measures exclude merger related expenses, branch consolidation expenses and additional income tax expense from the revaluation of deferred tax assets due to tax reform legislation. The incentives are determined based upon the Company’s success in achieving its financial goals, as adjusted for individual performance. Despite the funding level of 94.7% for the NEOs, management recommended to the Committee that the funding level for the NEOs be reduced to 90.0% to align with the funding level of the VP and Above officer category who were measured on a slightly different set of 2017 plan metrics. However, adjustment was made for individual performance reflecting the exceeding of individual goals due to the integration of the Cape Bank and Ocean City Home Bank mergers, as well as the simultaneous due diligence, negotiations, and substantial completion of the Sun merger. The following table provides a summary of the incentive payments to the Company’s NEOs for 2017:

Name	Target Bonus	Percent of Salary	Actual Bonus
Christopher D. Maher	$550,000	84.6%	$742,500
Michael J. Fitzpatrick	$175,000	58.3%	$225,000
Joseph J. Lebel III	$200,000	66.7%	$250,000
Joseph R. Iantosca	$175,000	61.4%	$200,000
Steven J. Tsimbinos	$125,000	50.0%	$175,000

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Discretionary Bonus Payments

The Company did not make any discretionary bonus payments to the NEOs for 2017, and limits the use of discretionary bonus payments to extraordinary circumstances to rectify inequities or recognize outstanding performance.

Equity Incentive Awards

The Compensation Committee approved the grants of stock options and restricted stock awards under the Company’s stock incentive plans. The grants vest over five years, with the exception of the 2017 grant to Mr. Fitzpatrick whose awards vest over three years. The award levels and vesting schedules were determined based on various factors, including prevailing market conditions, performance and responsibilities of individual executives, current pay levels, the amount of awards previously granted and the MA report for 2017. Awards in 2017 to the NEOs are presented in “Executive Compensation” under the “Stock Options” and “Stock Awards” columns of the Summary Compensation Table and the Grants of Plan-Based Awards Table, and can be illustrated as follows:

To align NEOs’ interests with stockholders, approximately 75% (determined by dollar value) of the awards during 2017 were granted in options and 25% in time vested restricted stock. The Compensation Committee believes that the grants made in 2017 appropriately balance the goal of creating an incentive to increase stockholder value with the goal of risk mitigation and promoting sound banking practices. See “Compensation Program Design and Rationale – Mix of Compensation Elements; Risk Mitigation.”

Benefits

All NEOs participate in the benefit plans generally available to the employees, including medical, life and disability insurance, the 401(k) Plan and the Company’s Employee Stock Ownership Plan (“ESOP”). The Company also maintains SERPs covering Messrs. Maher and Fitzpatrick. These SERPs are intended to promote continued service of covered executives by providing a supplement to the executive’s other qualified retirement plan benefits, which are limited by law. In the case of Mr. Fitzpatrick, the benefit is based on the average of the highest compensation during any four consecutive calendar years and length of service with the Company, and in the case of Mr. Maher, an agreed upon schedule of annual contributions. The Company did not make any significant changes to the benefits offered to its NEOs in 2017. See “Executive Compensation – Nonqualified Deferred Compensation – Supplemental Executive Retirement Plan.”

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Perquisites

The Company provided perquisites to certain NEOs in the form of Company-paid automobile benefits and, for certain NEOs, country club dues and provision of a comprehensive executive physical. The NEOs are subject to the Company’s Travel and Entertainment Policy, which governs travel, dining and entertainment expenses for all employees. Perquisites are included in the footnotes and narratives to the Summary Compensation Table within Executive Compensation.

Deferred Compensation

The Bank provides certain NEOs with an opportunity to elect to defer current compensation under the Deferred Compensation Plan for Executives (the “Deferral Plan”). The Deferral Plan permits eligible executives selected by the Bank’s Board to elect to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Deferral Plan. The Company did not make any significant changes to the deferral program for its NEOs.

Employment Agreements

The continued success of the Company depends to a significant degree on the skills and competence of its NEOs. As part of its compensation program, the Company affords its NEOs eligibility for payments and benefits in the event of certain employment terminations and/or in the event of a change in control of the Company. The employment agreements are intended to ensure that the Company will be able to maintain a stable and competent management base. The employment agreements also include restrictive covenants (non-competition, non-solicitation, and confidentiality) to protect the Company’s business interest in the event that an executive leaves employment with the Company. The employment agreements are described later in the proxy under “Executive Compensation – Employment Agreements.”

Stock Ownership Guidelines

The Board, upon the recommendation of the Leadership Committee, has adopted stock ownership guidelines (the “Guidelines”) for non-employee directors and the NEOs. The Guidelines were adopted to better align the interests of the non-employee directors and the NEOs with those of the Company’s stockholders. The Guidelines provide that the CEO shall own Company stock with a market value of at least five times his annual base salary. To comply with the Guidelines, each other NEO shall own Company stock with a market value of at least three times his annual base salary. Each NEO shall meet the share ownership requirements within five years of the officer having become an NEO. Shares that count towards the Guidelines’ requirement include those shares listed under the officer’s share ownership requirements with the addition of shares held in the officer’s ESOP and 401(k) account and the value of vested and unvested stock options, where such value is calculated as the cumulative expense recognized by the Company on its financial statements. Until the Guidelines are met, an NEO shall retain all of the net vested restricted stock and net shares delivered after exercising stock options. Net shares refers to the shares that remain after shares are sold or netted to pay the exercise price of options and any withholding taxes.

Hedging/Pledging Policy

The Company believes that the interests of its directors and senior executive officers should be aligned with stockholders. To assure this alignment, the Company has adopted an anti-hedging/pledging policy which states that its directors and senior executive officers, defined as any officer that is required to file reports under Section 16 of the Exchange Act, may not, without the approval of the Board: (1) directly or indirectly engage in hedging or monetization transactions, through transactions in the Company’s securities or through financial instruments designed for that purpose or achieving that effect, including equity swaps, puts, calls, collars, forwards, exchange funds and prepaid variable forwards, or (2) pledging or hypothecating the Company’s securities as collateral for a loan, including through the use of a traditional margin account with a securities broker. Any request to engage in a hedging or pledging transaction must be submitted to the General Counsel, with a description of the transaction(s) and the reasons for the transaction(s), at least two weeks prior to the anticipated transaction.

The General Counsel will review the circumstances and reasons for this request and determine whether there is a valid reason to approve the transaction. Since the adoption of this policy, there have been no requests for hedging or pledging transactions.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company during the fiscal years ended December 31, 2017, 2016 and 2015 to or for the account of the CEO, CFO, and the other three most highly compensated executive officers of the Company (the “NEOs”):

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Christopher D. Maher,	2017	650,000	137,507	412,508	742,500	82,675	2,025,190
Chairman, President and CEO of the	2016	598,462	87,437	262,574	540,000	88,843	1,577,316
Company and the Bank	2015	566,346	89,716	265,715	311,850	76,866	1,310,493
Michael J. Fitzpatrick,	2017	300,000	42,210	126,450	225,000	166,504	860,164
Executive Vice President and	2016	287,116	19,786	59,400	225,000	160,971	752,273
CFO of the Company and the Bank	2015	285,577	26,750	80,325	98,010	145,145	635,807
Joseph J. Lebel III,	2017	300,000	84,274	252,900	250,000	26,011	913,185
Executive Vice President and	2016	287,116	33,005	99,000	250,000	28,096	697,217
Chief Banking Officer of the Bank	2015	284,808	35,695	107,100	122,513	27,995	578,111
Joseph R. Iantosca,	2017	285,000	84,274	252,900	200,000	32,541	854,715
Executive Vice President and	2016	279,846	33,005	99,000	217,000	40,153	669,004
Chief Administrative Officer of the Bank	2015	284,808	35,695	107,100	110,261	34,023	571,887
Steven J. Tsimbinos,	2017	250,000	70,204	210,750	175,000	29,869	735,823
Executive Vice President, General Counsel and	2016	248,568	92,362	39,600	125,000	38,880	544,410
Corporate Secretary of the Company and the Bank	2015	252,798	131,578	46,856	95,000	30,540	556,772

(1)	Reflects the value of restricted stock and stock option awards granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2017, filed with the Company’s Form 10-K for assumptions made in the valuation.
(2)	Reflects payments made for each respective year under the annual incentive compensation plan.
(3)	All other compensation was comprised of the following elements for 2017:

	Christopher D. Maher	Michael J. Fitzpatrick	Joseph J. Lebel III	Joseph R. Iantosca	Steven J. Tsimbinos
Employee Stock Ownership Plan Allocation	$7,616	$7,616	$7,616	$7,616	$7,052
401(k) Plan Contribution (Company match)	9,275	9,275	9,275	9,275	5,000
SERP Allocation	33,171	126,717	—	—	—
Life Insurance Premiums	1,932	4,357	2,838	2,683	810
Company-provided Automobile Benefit	18,518	16,167	6,282	12,967	11,800
Company-paid Club Dues	11,793	—	—	—	5,207
Company-paid Executive Physical	—	595	—	—	—
Change in Nonqualified Deferred Compensation Earnings	370	1,777	—	—	—
TOTAL	$82,675	$166,504	$26,011	$32,541	$29,869

CEO Pay Ratio

Christopher D. Maher, Chairman, President and CEO, had fiscal 2017 total compensation of $2,025,190, as reflected in the 2017 Summary Compensation Table included in this proxy statement. The Company calculated the median annual compensation for all OceanFirst Bank employees, excluding the CEO, was $71,337 for 2017. As a result, Mr. Maher’s 2017 annual compensation was approximately 28 times that of the median annual compensation for all employees.

In order to estimate the CEO pay ratio, the Company used its employee population as of December 31, 2017. The Company calculated median employee compensation aggregating the total of base salary, overtime, annual bonus and annualized benefit costs for all employees. For employees hired during the year, their compensation was annualized to reflect a full year of wages. Employees benefit costs were annualized based upon their enrollment status as of December 31, 2017. The Company did

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not include independent contractors in its determination. Once the median employee compensation value was identified, the total annual compensation for the CEO was calculated using the same methodology used to calculate Total Annual Compensation for the named executive officers as set forth in the 2017 Summary Compensation Table contained in this proxy statement. The CEO pay ratio was then calculated by dividing the CEO total annual compensation by the median employee compensation.

The SEC’s rules requiring pay ratio disclosure allow companies to exercise a significant amount of flexibility in making a determination as to who is the median employee and does not mandate that each public company use the same method. In addition, the Company’s compensation philosophy supports fair pay based on a person’s role in the Company, a subjective determination of the market value of that person’s job and that person’s performance in that position. As a result, the annual total compensation of the Company’s median employee is unique to the CEO pay ratio calculation and is not an indicator of the annual total compensation of each of its employees nor is comparable to the annual total compensation of employees at other companies. Similarly, the Company would not expect that the ratio of the annual total compensation of its CEO to the median employee to be a number that can be compared to the ratio determined by other companies in any meaningful way.

Employment Agreements

The Company has entered into separate employment agreements with Messrs. Maher, Fitzpatrick, Lebel, Iantosca, and Tsimbinos (each such person, the “Executive”).

The employment agreements have terms expiring on July 31, 2020. Each employment agreement provides that the agreement shall be extended each August 1 for an additional year, unless prior written notice of non-renewal is given to the Executive after conducting the Executive’s performance evaluation. In addition to base salary, the agreements provide for, among other things, participation in cash incentive and stock benefit plans and other fringe benefits applicable to executive personnel. The employment agreements also provide that the compensation awarded under the agreements is subject to reduction or “clawback” under certain circumstances.

The agreements provide for termination, at any time by the Bank or the Company, for cause as defined in the agreements or without cause. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s qualifying resignation from the Bank and if applicable the Company, the Executive would be entitled to receive an amount equal to the greater of (x) the remaining base salary payments the Executive would have earned until the expiration of the term of the employment agreement or (y) the Executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. Resignation would qualify for the above severance benefits upon: (1) a change in the Executive’s authority, duties or responsibilities which represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the Executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all NEOs as listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (except those changes to any benefit or benefit program implemented for all Company employees who participate in such benefits or programs or that may be required by law) without his prior written agreement, (3) relocation of Executive’s principal place of employment to a location that increases the Executive’s commute from his primary residence by more than 30 miles one way; or (4) a material breach of the agreement by the Company.

Under the agreements, if a qualifying resignation or involuntary termination (other than for cause) follows a change in control (as defined in the employment agreements) of the Company, the Executive would be entitled to a severance payment (the “Change in Control Payment”) equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized at the time of the change in control, the Change in Control Payment will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) Target Cash Compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended , such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

In event of the Executive’s subsequent death while he is receiving the above severance payments (whether or not it the event of a change in control), such payments will be made to his beneficiaries or estate. Each Executive is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination. The employment agreements provide for the arbitration of disputes between the parties and that the prevailing party shall be awarded attorneys’ fees. The employment agreements also provide that the Company shall indemnify the Executive to the fullest extent allowable under Delaware law and if applicable federal law.

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Grants of Plan-Based Awards

The following table sets forth certain information regarding stock options, restricted stock awards and non-equity incentive plan awards to the NEOs during the Company’s fiscal year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)(2)	Underlying Options (#)(3)	Awards ($/Sh)(4)	& Option Awards ($)(5)
Christopher D. Maher	3/15/17	275,000	550,000	825,000	4,740	73,400	29.01	550,015
Michael J. Fitzpatrick	3/15/17	87,500	175,000	262,500	1,455	22,500	29.01	168,660
Joseph J. Lebel III	3/15/17	100,000	200,000	300,000	2,905	45,000	29.01	337,174
Joseph R. Iantosca	3/15/17	87,500	175,000	262,500	2,905	45,000	29.01	337,174
Steven J. Tsimbinos	3/15/17	62,500	125,000	187,500	2,420	37,500	29.01	280,954

(1)	Amounts shown represent the range of potential payouts for fiscal 2017 performance under the 2011 Cash Incentive Compensation Plan. The performance period for the non-equity awards was January 1, 2017 through December 31, 2017.
(2)	Refers to awards of restricted shares of Company common stock under the 2011 Stock Incentive Plan. Awards vest over five years in equal annual installments from date of grant, with the exception of Mr. Fitzpatrick, whose award vests over three years.
(3)	Refers to awards of stock options under the 2011 Stock Incentive Plan. Options vest over five years in equal annual installments from date of grant, with the exception of Mr. Fitzpatrick, whose award vests over three years.
(4)	Closing price of the underlying shares of Company common stock on the date of grant.
(5)	Reflects the value of restricted stock awards and stock options granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2017, filed with the Company’s Form 10-K for assumptions made in the valuation.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding stock options and stock awards held by the NEOs of the Company at December 31, 2017:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Christopher D. Maher	4,500	4,500	14.55	6/17/23	—	—
	12,000	24,000	17.75	3/19/24	—	—
	14,886	44,658	17.37	3/18/25	—	—
	19,892	79,568	17.28	3/16/26	—	—
	—	73,400	29.01	3/15/27	—	—
	—	—	—	—	912	23,940
	—	—	—	—	3,099	81,349
	—	—	—	—	4,048	106,260
	—	—	—	—	4,740	124,425
Michael J. Fitzpatrick	29,770	—	10.00	2/17/20
	30,000	—	13.87	2/18/21	—	—
	30,000	—	13.83	2/15/22	—	—
	18,000	4,500	14.62	2/15/23	—	—
	13,500	9,000	17.75	3/19/24	—	—
	9,000	13,500	17.37	3/18/25	—	—
	4,500	18,000	17.28	3/16/26	—	—
	—	22,500	29.01	3/15/27	—	—
	—	—	—	—	305	8,006
	—	—	—	—	704	18,480
	—	—	—	—	924	24,255
	—	—	—	—	916	24,045
	—	—	—	—	1,455	38,194

(Table continues and footnotes on following pages)

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	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Joseph J. Lebel III	9,000	2,250	14.62	2/15/23	—	—
	9,000	2,250	14.55	6/17/23	—	—
	14,625	9,750	17.75	3/19/24	—	—
	12,000	18,000	17.37	3/18/25	—	—
	7,500	30,000	17.28	3/16/26	—	—
	—	45,000	29.01	3/15/27	—	—
	—	—	—	—	305	8,006
	—	—	—	—	764	20,055
	—	—	—	—	1,233	32,366
	—	—	—	—	1,528	40,110
	—	—	—	—	2,905	76,256
Joseph Iantosca	10,125	—	13.87	2/18/21	—	—
	10,125	—	13.83	2/15/22	—	—
	9,000	2,250	14.62	2/15/23	—	—
	9,000	2,250	14.55	6/17/23	—	—
	14,625	9,750	17.75	3/19/24	—	—
	12,000	18,000	17.37	3/18/25	—	—
	7,500	30,000	17.28	3/16/26	—	—
	—	45,000	29.01	3/15/27	—	—
	—	—	—	—	305	8,006
	—	—	—	—	764	20,055
	—	—	—	—	1,233	32,366
	—	—	—	—	1,528	40,110
	—	—	—	—	2,905	76,256
Steven J. Tsimbinos	9,750	—	11.32	9/07/20	—	—
	10,125	—	13.87	2/18/21	—	—
	10,125	—	13.83	2/15/22	—	—
	9,000	2,250	14.62	2/15/23	—	—
	7,875	5,250	17.75	3/19/24	—	—
	5,250	7,875	17.37	3/18/25	—	—
	3,000	12,000	17.28	3/26/26	—	—
	—	37,500	29.01	3/15/27	—	—
	—	—	—	—	153	4,016
	—	—	—	—	412	10,815
	—	—	—	—	4,545	119,306
	—	—	—	—	4,276	112,245
					2,420	63,525

(1)	Options vest as to 20% of the shares subject to the grant on or about each anniversary of the grant date, subject to the executive’s continued service on the relevant vesting dates, with the exception of Mr. Fitzpatrick’s last option award, which vests at a rate of 33.3% on or about each anniversary of the grant date. With respect to Mr. Maher’s stock options that have not vested, the options for 4,500 shares vest on June 17, 2018; the options for 24,000 shares vest in equal installments on March 1 of 2018 and 2019; the options for 44,658 shares vest in equal installments on March 1 of 2018, 2019, and 2020; the options for 79,568 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the options for 73,400 shares vest in equal installments on March 1 of 2018, 2019, 2020, 2021 and 2022.
With respect to Mr. Fitzpatrick’s stock options that have not vested, the options for 4,500 shares vest on February 15, 2018; the options for 9,000 shares vest in equal installments on March 1 of 2018 and 2019; the options for 13,500 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the options of 18,000 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the options of 22,500 shares vest in equal installments on March 1 of 2018, 2019, and 2020.
With respect to Mr. Lebel’s stock options that have not vested, the options for 2,250 shares (expiring February 15, 2023) vest on February 15, 2018; the options for 2,250 shares (expiring June 17, 2023) vest on June 17, 2018; the options for 9,750 shares vest in equal installments on March 1 of 2018 and 2019; the options for 18,000 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the options for 30,000 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the options for 45,000 shares vest in equal installments on March 1 of 2018, 2019, 2020, 2021 and 2022.
With respect to Mr. Iantosca’s stock options that have not vested, the options for 2,250 shares (expiring February 15, 2023) vest on February 15, 2018; the options for 2,250 shares (expiring June 17, 2023) vest on June 17, 2018; the options for 9,750 shares vest in equal installments on March 1 of 2018 and 2019; the options for 18,000 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the options for 30,000 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the options for 45,000 shares vest in equal installments on March 1 of 2018, 2019, 2020, 2021 and 2022.
With respect to Mr. Tsimbinos’ stock options that have not vested, the options for 2,250 shares vest on February 15, 2018; the options for 5,250 shares vest in equal installments on March 1 of 2018 and 2019; the options for 7,875 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the options for 12,000 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the option for 37,500 shares vest in equal installment on March 1 of 2018, 2019, 2020, 2021 and 2022.

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(2)	The restricted stock vests as to 20% of the shares subject to the award on March 1 of the year following the grant date, subject to the executive’s continued service on the relevant vesting dates, with the exception of MR. Fitzpatrick’s last restricted stock award, which vests at a rate of 33.3% on March 1 of the year following the grant date.
With respect to Mr. Maher’s shares that have not vested, the 912 shares vest on March 1, 2018; the 3,099 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the 4,048 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the 4,740 shares vest in equal installments on March 1 of 2018, 2019, 2020, 2021 and 2022.
With respect to Mr. Fitzpatrick’s shares that have not vested, the 305 shares vest on March 1, 2018; the 704 shares vest in equal installments on March 1 of 2018 and 2019; the 924 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the 916 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the 1,455 shares vest in equal installments on March 1 of 2018, 2019, and 2020.
With respect to Mr. Lebel’s shares that have not vested, the 305 shares vest on March 1, 2018; the 764 shares vest in equal installments on March 1 of 2018 and 2019; the 1,233 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the 1,528 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the 2,905 shares vest in equal installments on March 1 of 2018, 2019, 2020, 2021 and 2022.
With respect to Mr. Iantosca’s shares that have not vested, the 305 shares vest on March 1, 2018; the 764 shares vest in equal installments on March 1 of 2018 and 2019; the 1,233 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the 1,528 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the 2,905 shares vest in equal installments on March 1 of 2018, 2019, 2020, 2021 and 2022.
With respect to Mr. Tsimbinos’ shares that have not vested, the 153 shares vest on March 1, 2018; the 412 shares vest in equal installments on March 1 of 2018 and 2019; the 4,545 shares vest in equal installments on March 1 of 2018, 2019 and 2020; the 4,276 shares vest in equal installments on March 1 of 2018, 2019, 2020 and 2021; and the 2,420 shares vest in equal installments on March 1 2018, 2019, 2020, 2021 and 2022.
(3)	Market Value computed using the closing price of the Company’s common stock on December 29, 2017 ($26.25).

Option Exercises and Stock Vested

The following table sets forth certain information regarding exercises of options or vesting of restricted shares during the Company’s fiscal year ended December 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher D. Maher	52,386	620,387	2,959	89,599
Michael J. Fitzpatrick	21,263	218,584	1,581	47,873
Joseph J. Lebel III	41,763	546,194	1,610	48,751
Joseph R. Iantosca	17,013	297,488	1,610	48,751
Steven J. Tsimbinos	—	—	3,072	93,020

(1)	Computed using the closing price of the Company’s common stock on the applicable exercise/vesting date.

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plans

The Bank maintains non-qualified SERPs to provide Messrs. Maher and Fitzpatrick with additional retirement benefits. As part of Mr. Maher’s SERP arrangement, the Bank established in 2014 an account for the benefit of his retirement and commenced the funding of that SERP by an annual Company contribution. Such account will be paid in full upon the termination of his employment due to his retirement after age 65, resignation for Good Reason (as defined), termination without Cause (as defined) or his death. If Mr. Maher’s employment terminates for a reason other than those detailed in the preceding sentence, Mr. Maher shall be paid the balance of the account, less contributions for the preceding five years and less any earnings on those forfeited contributions. For Mr. Fitzpatrick, the benefits provided under his SERP make up the difference between an amount up to 70% of the average of the highest compensation during any four consecutive calendar years and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP. The Bank established an irrevocable trust in connection with the SERP for Mr. Fitzpatrick. The trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participant, who recognizes as income contributions that are made to the trust. Earnings on the trust’s assets are taxable to the participant.

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Nonqualified Deferred Compensation Plan for Executives

This Deferral Plan previously allowed eligible officers selected by the Bank’s Board to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Plan. The Plan currently maintains balances from prior deferrals but is currently not accepting new contributions. Participating executive’s prior deferrals were credited to a bookkeeping account and are increased on the last day of each month by interest earned at the rate equal to the Stable Fund Rate for the 401(k) Plan plus 250 basis points. The following table sets forth certain information regarding nonqualified deferred compensation benefits to NEOs of the Company during the Company’s fiscal year ended December 31, 2017:

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)		Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Christopher D. Maher	SERP	—	33,171	(1)	4,733	—	132,653
	Deferral Plan	—	—		—	—	—
Michael J. Fitzpatrick	SERP	—	126,717	(2)	—	—	—
	Deferral Plan	—	—		17,147	—	472,767	(3)
Joseph J. Lebel III	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Joseph R. Iantosca	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—
Steven J. Tsimbinos	SERP	—	—		—	—	—
	Deferral Plan	—	—		—	—	—

(1)	Represents annual SERP contribution. The contributions are credited to a bookkeeping account and reflected as a liability on the Company’s financial statements. Contributions and related earnings are taxed to the participant in the year they are distributed.
(2)	Represents annual SERP contribution. The contributions are held in trust for the irrevocable benefit of the SERP participant. Contributions are taxed to the participant in the year they are added to the trust. SERP account balances are treated as participant assets, rather than Company assets, and are not reflected on the Company’s financial statements.
(3)	Excludes SERP account balance.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) which provide for payments to executive officers at, following or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination

The employment agreements of Messrs. Maher, Fitzpatrick, Lebel, Iantosca and Tsimbinos provide for certain severance payments in the event employment is terminated by the Company or the Bank without cause or the Executive’s qualifying voluntary resignation under the agreements. The severance payment provided under the employment agreements would be equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less.

Employment Agreements — Involuntary or Constructive Termination Following Change in Control

The employment agreements Messrs. Maher, Fitzpatrick, Lebel, Iantosca and Tsimbinos provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal, other than for cause, or (ii) the executive’s qualifying voluntary resignation under the agreements. Such payment would be equal to the sum of (x) Executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. The Executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized at the time of the change in control, the Change in Control Payment will be multiplied by a factor of three, provided, however, that the total value of the Change in Control Payment (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or the (ii) target cash incentive compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

Supplemental Executive Retirement Plan — Involuntary or Constructive Termination

In the event of a “change in control,” Mr. Fitzpatrick is entitled to a lump sum contribution equal to the supplemental retirement income benefit contribution required for the year in which the change in control occurs plus the present value of the total supplemental retirement income benefit contributions which would have been required for the three years following the year in which the change in control occurs. In the event of a “change in control,” Mr. Maher is entitled to a lump sum contribution equal to the sum of: (a) the account balance as of the date of the change in control, (b) the amount required to be credited to the account for year in which such change in control occurs (unless already made); and (c) the present value (computed using a discount rate equal to 4% per annum) of the amounts that would have been required to be credited to the account for the three years following the year in which such change in control occurs.

Summary of Potential Payments Upon Termination or Change in Control

The following tables summarize potential payments to each executive officer listed on the summary compensation table assuming a triggering termination of employment occurred on December 31, 2017. The tables do not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

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Christopher D. Maher

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$1,679,167	(2)	—		$3,551,670	(3)	—
Value of Continued Health and Welfare Benefits	48,330	(4)	—		48,330	(4)	—
Acceleration of Stock and Option Awards	—		$1,702,964	(5)	—		$1,702,964	(5)
SERP Contribution	167,870	(6)	277,987	(6)	—		167,870	(6)
TOTAL	$1,895,367		$1,980,951		$3,600,000		$1,870,834

(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of 12,799 shares of restricted Company stock and stock options covering 226,126 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(6)	Mr. Maher’s SERP account balance was $132,653 as of December 31, 2017. In the event of his involuntary termination, constructive separation or death on that date, Mr. Maher (or his beneficiary in the event of his death) would be entitled to receive his account balance plus the scheduled contribution for 2017, $35,217. In the event of a change in control of the Company on that date, Mr. Maher would be entitled to receive the sum of: (i) his account balance; (ii) the scheduled contribution for 2017; and (iii) the present value of the scheduled contributions for the three years beginning after that date, discounted at the rate of 4%.

Michael J. Fitzpatrick

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$775,000	(2)	—		$1,527,332	(3)	—
Value of Continued Health and Welfare Benefits	47,668	(4)	—		47,668	(4)	—
Acceleration of Stock and Option Awards	—		$523,176	(5)	—		$523,176	(5)
SERP Contribution	—		414,063	(6)	—		448,612	(7)
TOTAL	$822,668		$937,239		$1,575,000		$971,788

(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of 4,304 shares of restricted Company stock and stock options covering 67,500 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).
(6)	Represents the present value of the SERP contributions that would be required for the three years following the change in control, discounted at the rate of 4%.
(7)	Represents the sum of the remaining SERP contributions that would be required following the death of the executive.

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Joseph J. Lebel III

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$775,000	(2)	—		$1,602,016	(3)	—
Value of Continued Health and Welfare Benefits	47,984	(4)	—		47,984	(4)	—
Acceleration of Stock and Option Awards	—		$741,059	(5)	—		$741,059	(5)
TOTAL	$822,984		$741,059		$1,650,000		$741,059

(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of 6,735 shares of restricted Company stock and stock options covering 107,250 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).

Joseph R. Iantosca

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	$736,250	(2)	—		$1,458,088	(3)	—
Value of Continued Health and Welfare Benefits	47,912	(4)	—		47,912	(4)	—
Acceleration of Stock and Option Awards	—		$741,059	(5)	—		$741,059	(5)
TOTAL	$784,162		$741,059		$1,506,000		$741,059
(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of 6,735 shares of restricted Company stock and stock options covering 107,250 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).

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Steven J. Tsimbinos

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control(1)		Death
Cash Compensation	645,833	(2)	—		$1,077,248	(3)	—
Value of Continued Health and Welfare Benefits	47,752	(4)	—		47,752	(4)	—
Acceleration of Stock and Option Awards	—		$558,270	(5)	—		$558,270	(5)
TOTAL	693,585		$558,270		$1,125,000		$558,270

(1)	Executive would also receive benefits set forth under “Change in Control.”
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year; provided, however, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, and therefore subject the executive to an excise tax under section 4999 of the Internal Revenue Code of 1986, as amended, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits the executive would receive, after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental and disability coverage for remaining term of the employment agreement, or 18 months if less.
(5)	Represents the value of accelerated vesting of 11,806 shares of restricted Company stock and stock options covering 64,875 shares of Company stock. Stock options that become vested due to a change in control or death are valued based on their option spread (i.e., the difference between the fair market value of a share of common stock at the time of the change in control or death and the exercise price).

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DIRECTOR COMPENSATION

The following table sets forth certain information regarding compensation earned by or paid to the Directors during the Company’s fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Steven E. Brady	67,600	30,025	—	—	68,664	166,289
Joseph J. Burke	79,600	30,025	—	—	14,378	124,003
Angelo Catania	79,200	30,025	—	—	14,378	123,603
Michael D. Devlin	65,600	30,025	—	—	6,883	102,508
Jack M. Farris	67,600	30,025	—	—	—	97,625
John R. Garbarino(6)	29,600	30,025	—	—	14,378	74,003
Dorothy F, McCrosson	70,800	30,025	—	—	655	101,480
Donald E. McLaughlin	77,200	30,025	—	—	14,378	121,603
Diane F. Rhine	75,600	30,025	—	—	14,378	120,003
Mark G. Solow	66,800	30,025	—	—	14,378	111,203
John E. Walsh	77,200	30,025	—	37,356	—	144,581
Samuel R. Young	67,600	30,025	—	—	—	97,625

(1)	Aggregate dollar amount of all fees earned or paid in cash for services as a Director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.
(2)	For awards of stock, the amounts presented above reflect the full grant date fair value. Each Director, received an award of 1,035 shares of restricted stock in 2017. The grant date fair value of these stock awards is expensed over a five-year vesting period. Each of the Directors had the following number of shares of restricted stock unvested at the end of 2017: Mr. Brady, 1,035; Mr. Burke, 4,430; Mr. Catania, 4,430; Mr. Devlin, 1,035; Mr. Farris, 3,537; Mr. Garbarino, 0 shares as a result of the accelerated vesting of his 3,543 unvested shares due to his retirement; Ms. McCrosson 1,035; Mr. McLaughlin, 4,430; Ms. Rhine, 4,430; Mr. Solow, 4,430; Mr. Walsh, 4,430 and Mr. Young, 1,035.
(3)	For awards of stock options, the amounts are based on the grant date fair value. No grant of options was made to the Directors in 2017. Each of the Directors had vested and unvested options to purchase the following number of shares of Company common stock outstanding at the end of 2017: Mr. Brady, 71,900; Mr. Burke, 18,536; Mr. Catania, 18,536; Mr. Devlin, 86,709; Mr. Farris, 0; Mr. Garbarino, 429,305; Ms. McCrosson, 8,580; Mr. McLaughlin, 18,536; Ms. Rhine, 18,536; Mr. Solow, 7,000; Mr. Walsh, 18,536 and Mr. Young, 16,434.
(4)	Reflects above-market or preferential earnings on non-tax-qualified deferred compensation.
(5)	Reflects Company paid medical benefits and in addition: Mr. Brady $54,171 for consulting payments, $9,918 for country club and athletic club dues and $4,575 for use of a Company car, as part of the agreement reached with him in connection with the acquisition of Ocean Shore, as further described below.
(6)	Mr. Garbarino retired from the Board of Directors on June 2, 2017 but continues his service to the Company as Director Emeritus.

Cash and Stock Retainers and Meeting Fees for Non-Employee Directors

The following tables set forth the applicable retainers and fees effective for 2017. Payments are paid annually to non-employee directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company. If a director is not in compliance with the stock ownership levels required under the Guidelines for Directors, the Company and Bank retainers are paid in the form of Company stock.

Directors of OceanFirst Bank:
Annual Retainer	$20,000	(paid in quarterly installments)
Fee per Board Meeting (Regular or Special)	$2,000
Fee per Committee Meeting	$800
Directors of OceanFirst Financial Corp.:
Annual Retainer	$20,000	(paid in quarterly installments)
Additional Annual Cash Retainer for the Chairperson of:
Board of Directors:	$76,000
each of the Audit Committee, the Corporate Governance/Nominating Committee, the Compensation Committee and the Risk Committee:	$8,000

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In 2018, the Board changed its compensation structure to eliminate meeting fees and increase retainers as follows:

	Annual Bank Retainer	Annual Company Retainer	Company Equity Grant	Travel Expense Cap(1)
Regular Director	$35,000	$40,000	$30,000	$4,000
Committee Chair(2)	$5,000	$5,000	N/A	N/A
Lead Director	$10,000	$10,000	N/A	N/A

(1)	Travel expenses reimbursed under Bank’s Travel Policy, with one night hotel accommodation in connection with Board Meeting considered eligible
(2)	If the Committee is a joint Committee of the Bank and Company, the Chairperson retainer would be $10,000 in total. If the Committee is a Company Committee only, the retainer would be $10,000 paid solely by the Company. If the Committee is a Bank Committee only, the Chair retainer would be $5,000.

Separation and Consulting Agreement — Mr. Brady

As part of the Ocean Shore transaction, the Company entered into a separation and consulting agreement with Mr. Brady, which provides for a consulting term of 18 months following the November 30, 2016 closing of the transaction and a consulting fee of $4,167 per month. During the consulting period, Mr. Brady provided services and advice regarding the integration of Ocean Shore and OceanFirst, as well as transition planning in his role as Vice Chairman of the Company’s Southern Region. The Company and Mr. Brady agreed in 2018 to terminate such agreement and the Company has paid Mr. Brady the amounts due him in accordance with the agreement.

Deferred Compensation Plan for Directors

The Bank maintains balances for prior year deferrals in a deferred compensation plan for the benefit of non-employee Directors. The Company is currently not accepting new contributions into this plan. The plan is a non-qualified arrangement that previously offered Directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating Director (the “Benefit Age”). The benefits equal the account balance of the Director annuitized over a period of time mutually agreed upon by the Bank and the Director, and then re-annuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the Director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) Plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

Stock Ownership Guidelines

The Board maintains stock ownership Guidelines for non-employee directors similar to those for the NEOs. The Guidelines provide that each non-employee director shall own shares of the Company’s common stock with a market value of at least three times the value of the annual retainer received from the Company. Previously, each non-employee director was required to own shares equal to three times the value of the annual retainers of both the Bank and the Company. However, due to the changes in Board compensation for 2018 noted above, the current annual Company retainer is equal to the combined Bank and Company retainers in 2017, resulting in no change to the required market value of shares to be owned. Newly elected directors shall meet the Guidelines within three years of first being elected and qualified. For purposes of the Guidelines, the following shares count towards meeting the ownership requirements: (1) shares beneficially owned by the director and by immediate family members sharing the same household; (2) vested and unvested restricted stock awards; (3) shares acquired upon the exercise of stock options; and (4) shares held in trust where the director or an immediate family member is the beneficiary. Until the Guidelines are met, all retainers will be paid in Company stock, and a director must retain the net shares delivered upon the vesting of restricted share awards or the exercise of stock options. Once achieved, the ownership guidelines shall continue to be met during the period the director serves on the Board.

Hedging/Pledging Policy

As described in the Compensation Discussion & Analysis, the Company’s anti-hedging/pledging policy also applies to the Board of Directors. See “Compensation Discussion & Analysis– Hedging/Pledging Policy” for further information regarding this policy.

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COMPENSATION COMMITTEE REPORT

The following is the report of the Compensation Committee with respect to the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2017:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s proxy statement for the Annual Meeting of Stockholders to be held on May 31, 2018.

The Human Resources/Compensation Committee

Diane F. Rhine, Chair

Jack M. Farris

John K. Lloyd

Dorothy F. McCrosson

Mark G. Solow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No person serving as a member of the Compensation Committee, during the past fiscal year, is or was a current or former officer or employee of the Company or the Bank or engaged in certain transactions with the Company or the Bank that are required to be disclosed by Commission regulations. See “Transactions With Management—Other Transactions.” Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Compensation Committee.

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Proposal 2	Advisory Vote on Executive Compensation

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve its corporate objectives and increase stockholder value. The Company believes that its compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of its stockholders. The Company also believes that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives each stockholder the opportunity to endorse or not endorse the compensation for the NEOs by voting to approve or not approve such compensation as described in this proxy statement.

The Company’s stockholders are being asked to approve the compensation of the Company’s NEOs as described in this proxy statement, namely, under “Compensation Discussion and Analysis” and the included tabular and narrative disclosure.

The Board of Directors urges stockholders to endorse the compensation program for the Company’s executive officers by voting FOR Proposal 2. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that the compensation of the NEOs described herein is reasonable and appropriate, and is justified by the performance of the Company.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, some of which are more fully discussed in the Compensation Discussion and Analysis (which stockholders are encouraged to read):

•	The Compensation Committee has designed compensation packages for the Company’s senior executives to be competitive with the compensation offered by those peers with whom it competes for management talent.
•	The Company’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions. The Company’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Company.
•	The Company’s compensation program is the result of a carefully reasoned, balanced approach, that considers the short-term and long-term interests of stockholders and safe and sound banking practices.

Please note that your vote is advisory and will not be binding upon the Board, and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty by the Board. The Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

The majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers.

Directors’ Recommendation

The Board of Directors recommends that you vote “FOR” Proposal 2, approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement, the accompanying compensation tables, and the related narrative disclosure.

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Proposal 3	Approval and Adoption of an Amendment to the Company’s Certificate of Incorporation to Declassify The Board of Directors

Background

The Company’s Certificate of Incorporation currently divides the Board of Directors into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors stands for election at each of the Company’s Annual Meetings of stockholders, such that stockholders vote on and elect approximately one-third of the Board each year. Under Delaware law, directors under a classified board structure may be removed by stockholders only for cause. At this Annual Meeting, the Company’s stockholders are being asked to approve and adopt a proposal to amend the Certificate of Incorporation to declassify the Board. If Proposal 3 is approved, and once the Certificate of Amendment is effective, in order to make the declassification of the Board of Directors effective at the 2019 Annual Meeting of Stockholders, each member of our Board of Directors whose term does not expire at the end of the 2019 Annual Meeting will resign and be re-appointed to a term that will expire at the 2019 Annual Meeting of Stockholders, other than Mr. McLaughlin who will retire.

All directors will then stand for election to a one-year term at the 2019 Annual Meeting of Stockholders.

The Leadership Committee considered and then recommended to the Board the proposed amendment to the Company’s Certificate of Incorporation to declassify the Board and corresponding changes. The Board accepted this recommendation, determined that the proposed amendment was advisable, and unanimously approved and adopted, at a meeting held on March 28, 2018, the amendment, subject to stockholder approval at the Annual Meeting.

If stockholders approve and adopt the amendment, it will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State’s office. The Company intends to file the amendment shortly after the Annual Meeting.

Text of the Proposed Amendment

Paragraph (A) of ARTICLE SIXTH of the Certificate of Incorporation would be deleted in its entirety and replaced with new Paragraph (A),

Article Sixth

(A)	The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adapted by a majority of the Whole Board.

Reasons for the Proposed Amendment

The Leadership Committee and the Board periodically consider the Company’s corporate governance practices and structures. As part of that process, the Board considers corporate trends, peer practices, the views of the Company’s institutional stockholders and the guidelines of proxy advisory firms. As such, the Leadership Committee and the Board have, from time to time, reviewed the classified board structure, most recently earlier this year.

After careful consideration, and upon the recommendation of the Leadership Committee, the Board determined at its meeting held in March 28, 2018, subject to stockholder approval, to declassify the Board immediately, commencing at this Annual Meeting.

The Board recognizes that a classified structure may offer several advantages, such as promoting Board continuity and stability, encouraging its directors to take a long-term perspective and reducing the Company’s vulnerability to coercive takeover tactics. The Board also recognizes, however, that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. The Board also believes that implementing annual elections for all directors would support the Company’s ongoing and renewed efforts to adopt “best practices” in corporate governance, having noted that many U.S. public companies have eliminated their classified board structures in recent years.

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Effect of the Proposed Amendment

If the proposed amendment to the Certificate of Incorporation to declassify the Board is approved and adopted by the stockholders, the Certificate of Incorporation will be amended as set forth above.

Specifically, if the amendment is approved and adopted, all of the directors whose term does not expire at the 2019 Annual Meeting will resign and be re-appointed to a term that will expire at the 2019 Annual Meeting of Stockholders, other than Mr. McLaughlin who will retire. All directors will then stand for election to a one-year term at the 2019 Annual Meeting of Stockholders, regardless of the class in which they currently serve. In all cases, each director will serve until his or her successor is elected and qualified or until his or her death, retirement, resignation or removal.

No amendments to the Company’s Bylaws are expected to be required in connection with the amendment of the Certificate of Incorporation to declassify the Board.

Impact if the Amendment is not Adopted

If the proposed amendment to the Certificate of Incorporation to declassify the Board is not approved and adopted by the stockholders, the Certificate of Incorporation will not be amended as set forth above and the Board of Directors will continue to be classified with directors serving staggered terms. In this event, the nominees standing for election at this Annual Meeting would be placed in classes and elected for the terms described under Proposal 1 – Election of Directors. Thereafter, directors would continue to serve in classes for staggered three-year terms. No director, other than Mr. McLaughlin, will resign following the 2018 Annual Meeting.

Required Vote

The affirmative vote of at least 80 percent of the voting power of all of the outstanding shares of Common Stock cast entitled to vote is required for stockholders to approve and adopt the proposed amendment to the Certificate of Incorporation.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 3, approval and adoption of the amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors.

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Proposal 4	Approval and Adoption of an Amendment to the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock From 55,000,000 to 150,000,000

Background

The Company’s Certificate of Incorporation currently authorizes 5,000,000 shares of preferred stock and 55,000,000 shares of Common Stock, par value $0.01 per share. At the 2018 Annual Meeting, the Company’s stockholders are being asked to approve and adopt a proposal to amend the Certificate of Incorporation to increase by 95,000,000 the number of shares of Common Stock that the Company is authorized to issue, from 55,000,000 to 150,000,000 shares. The stockholders are not being asked to make any changes to the Company’s authorized shares of preferred stock.

The Board of Directors considered the proposed amendment and at a meeting held on March 28, 2018. The Board determined that the proposed amendment was advisable and unanimously approved and adopted the amendment, subject to stockholder approval at this Annual Meeting.

If stockholders approve and adopt the amendment, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State’s office. The Company intends to file the amendment shortly after the Annual Meeting.

Text of the Proposed Amendment

Paragraph (A)(2) of ARTICLE FOURTH of the Certificate of Incorporation would be amended and restated in its entirety to read as follows:

2.	One Hundred Fifty million (150,000,000) shares of Common Stock par value, one cent ($.01) per share (the “Common Stock”).

Reasons for the Proposed Amendment

The Company’s Certificate of Incorporation currently authorizes up to 55,000,000 shares of Common Stock, and approximately [____] million shares are presently issued and outstanding. An additional [_____] million shares of Common Stock may become outstanding by virtue of existing or future equity awards under the Company’s various equity compensation plans. In the past few years, the Company has grown significantly through acquisitions, including the acquisitions of Colonial American Bank, Cape Bancorp, Inc., Ocean Shore Holding Co., and Sun Bancorp, Inc. In connection with these acquisitions, the Company has issued approximately [___] million shares of Common Stock. As a result, there are only ______ shares available for future issuance for any purposes, including additional future acquisitions, raising capital, or any other permitted purposes. As of the date of this Proxy Statement, the Company has no current plans to issue additional shares, other than pursuant to previously approved equity plans.

The Board of Directors believes it is in the best interests of the Company and its stockholders to increase the number of authorized shares of Common Stock to provide the Company with flexibility to consider and plan for future general corporate needs, including, but not limited to, capital raising, financing transactions, potential merger and acquisition transactions, employee stock or benefit plan needs, stock splits, stock dividends or other general corporate purposes. These opportunities can arise quickly. The additional authorized shares of Common Stock would enable the Company to pursue strategic, financial, merger and acquisition or capital opportunities as they may be presented and to take timely advantage of market conditions as they may arise, without the delay and expense associated with calling and convening a special meeting of stockholders to authorize additional shares.

Although the Company has no plan, commitment or agreement as of the date of this Proxy Statement to issue additional shares of Common Stock resulting from the proposed increase in authorized shares, the Company regularly looks at and considers the desirability of issuing Common Stock in financing or merger and acquisition transactions.

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Effect of the Proposed Amendment

If the proposed amendment to the Certificate of Incorporation is approved and adopted by the stockholders, approximately 95,000,000 million shares of Common Stock would then be authorized and available for future issuance. The additional authorized shares would be available for issuance from time-to-time by the Board any proper general corporate purpose, including those described above, without further stockholder approval, other than as may be required by Delaware law or the rules of the NASDAQ Stock Market.

The additional shares of Common Stock for which the Company is seeking stockholder approval would be part of the existing class of the Company’s Common Stock and, if and when issued, would have the same rights and privileges as, and be identical in all respects (including voting, dividend, distribution and liquidation rights) to, shares of Common Stock currently outstanding. The proposed additional authorized shares of Common Stock will not affect any of the rights of the shares of Common Stock currently outstanding. Under Delaware law and the Certificate of Incorporation, holders of the Company’s Common Stock are not entitled to preemptive rights to purchase shares of Common Stock that the Company may issue in the future.

The ability of the Board of Directors to issue additional shares of Common Stock may, under certain circumstances, be deemed to have an anti-takeover effect. The Company could use the additional authorized shares of Common Stock to make it more difficult or to discourage efforts to obtain control of the Company. However, the amendment to the Certificate of Incorporation is not being proposed in order to prevent a change-in-control, nor is the amendment in response to any attempt, or contemplated attempt, to acquire control of the Company or to gain representation on the Board. As is true for shares presently authorized but not issued, future issuances of the additional shares of Common Stock contemplated by the proposed amendment also could have a dilutive effect on earnings per share, book value per share, voting power and percentage ownership interest of current stockholders.

The Board of Directors intends to use the additional shares of Common Stock only for purposes and on terms that it deems to be in the best interests of the Company and its stockholders.

Impact if the Amendment is not Adopted

If the proposed amendment to the Certificate of Incorporation is not approved and adopted by the stockholders and the Company is unable to increase the number of authorized shares of Common Stock, the Company will be limited in the number of shares of Common Stock available for issuance to a total of 55,000,000 shares issued and outstanding. This could impact the Company’s ability in the future to issue Common Stock for capital raising, financing transactions, merger and acquisition transactions and other corporate purposes as the Company may not have a sufficient number of shares of Common Stock available to issue for these needs.

Required Vote

The Board of Directors unanimously approved and adopted the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. Accordingly, the majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for stockholders to approve and adopt the proposed amendment to the Certificate of Incorporation.

Directors’ Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 4, approval and adoption of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 55,000,000 to 150,000,000 shares.

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Proposal 5	Ratification of Appointment of the Independent Registered Public Accounting Firm

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017 was KPMG LLP. The Audit Committee reappointed KPMG LLP to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee may, but is not required to, consider other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2017 and December 31, 2016 by KPMG LLP:

	2017	2016
Audit fees	$ 650,000	$ 1,060,000
Audit related fees(1)	55,000	270,000
Tax related fees(2)	81,317	81,333
Other fees	—	—
	$ 786,317	$ 1,411,333

(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees are principally related to audits of financial statements of employee benefit plans, acquisitions, and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.
(2)	Consists of tax filing and tax related compliance and other advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

During the year ended December 31, 2017, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

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Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit submitted and implemented an internal audit plan for 2017.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for independent registered public accounting firms of public companies. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee

Joseph J. Burke, CPA, Retired, Chair
Donald E. McLaughlin, CPA, Retired
Angelo Catania
Samuel R. Young
Grace C. Torres

Required Vote

The majority of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for stockholders to ratify the selection of the Company’s independent registered public accounting firm.

Directors’ Recommendation

The Board of Directors recommends that you vote “FOR” Proposal 5, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

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TRANSACTIONS WITH MANAGEMENT

Loans and Extensions of Credit

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors as long as they are made in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and must be prior approved by a majority of the entire Board of Directors of the Bank, with any person having any interest in the transaction abstaining. All loans made by the Bank to its executive officers and directors were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Notwithstanding the above, the Bank offers to executive officers certain loans on terms not available to the public but available to all other full-time employees, as permitted under federal banking regulations. The Bank has a policy of providing mortgage, home equity and auto loans to officers and employees who have completed one year of service, at a rate that is 1% below the Bank’s prevailing rate for the specific type of loan. The following chart reflects loans outstanding to executive officers and immediate family members sharing the same household as the executive officer, which were made at the discounted interest rate and which exceed $120,000 in the period presented. The information is presented as of December 31, 2017:

OCEANFIRST BANK CREDIT EXTENSIONS TO INSIDERS AS OF DECEMBER 31, 2017

Name	Position	Loan Type	Largest Amount of Principal Outstanding In 2017	Principal Outstanding As of December 31, 2017	Principal Paid In 2017	Interest Paid In 2017	Current Rate
Joseph R. Iantosca	Executive Vice President, Chief Administrative Officer of the Bank	First Mortgage	$439,295	$420,376	$18,919	$10,752	2.75%
Joseph J. Lebel III	Executive Vice President, Chief Banking Officer of the Bank	First Mortgage	$750,000	$345,806	$404,194	$5,014	2.25%

Other Transactions

The Board of Directors has placed a moratorium on any other transactions between the Company and Bank and any director, their family members or affiliated entities. Other than routine banking transactions in the ordinary course of business, no such transactions took place in 2017, with the exception of Ms. McCrosson’s law firm, which continued its representation on matters acquired from Ocean City Home Bank prior to it being acquired by the Bank. Such representation was approved by the Board and fees paid were on an arms-length basis and amounted to approximately $44,000. Mr. Coscia, who joined the Board on January 31, 2018, is a partner of Windels Marx Line & Mittendorf LLP, which from time to time has represented the Company. The Company expects to continue to use Windels Marx Lane & Mittendorf; such representation will be on an arms-length basis and approved by the Board of Directors.

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ADDITIONAL INFORMATION

This proxy statement is being furnished to stockholders of the Company and the Bank in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, May 31, 2018, at 6:00 p.m., Eastern time, at OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey 07701, and at any adjournment or postponement of the Annual Meeting. The Annual Report of Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2017, accompanies this proxy statement. This proxy statement is first being mailed to record holders on or about April 26, 2018.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on April 10, 2018. As of the close of business on that date, a total of [48,096,870] shares of the Company’s common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Fourth Article of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Annual Meeting

If you are a beneficial owner of the Company’s common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

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Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding common shares entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and casts an “uninstructed” vote.

Proposal	Voting Choices and Board Recommendation	Voting Standard
Proposal 1 – Election of Directors	• vote in favor of all nominees, • withhold votes as to all nominees or • withhold votes as to a specific nominee. The Board of Directors recommends the votes “FOR” each of the nominees for director.	Plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. There is no cumulative voting for the election of directors.
Proposal 2 – Advisory Vote on Executive Compensation

•    vote in favor,

•    vote against or

•    abstain from voting.

The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

Majority of the votes cast
Proposal 3 – approval of the amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors	• vote in favor, • vote against or • abstain from voting. The Board of Directors recommends the vote “FOR” the amendment to the Company’s Certificate of Incorporation to declassify the Board.	80% of the outstanding shares
Proposal 4 – approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized common stock

•    vote in favor,

•    vote against or

•    abstain from voting.

The Board of Directors recommends the vote “FOR” the amendment to the Company’s Certificate of Incorporation to increase the number of shares of authorized common stock.

Majority of the votes cast
Proposal 5 – ratification of the appointment of KPMG LLP as the independent registered public accounting firm	• vote in favor, • vote against or • abstain from voting. The Board of Directors recommends the vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.	Majority of the votes cast

Effect of Broker Non-Votes and Abstentions
Proposal 1 – Election of Directors	• Broker non-votes may not be counted as votes cast • Withheld votes will have no effect on the outcome of the election
Proposal 2 – Advisory Vote on Executive Compensation	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal
Proposal 3 – approval of the amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board of Directors	• Broker non-votes and abstentions will have the effect as a vote against the proposal
Proposal 4 – approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized common stock	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal
Proposal 5 – ratification of the appointment of KPMG LLP as the independent registered public accounting firm	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal

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Voting by Proxy; Revocation of Proxy; Board Recommendations

This proxy statement is being sent to you by the Company’s Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee, that accompanies this proxy statement.

Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

Participants in the OceanFirst Bank Employee Stock Ownership Plan (the “ESOP”), the OceanFirst Bank Retirement Plan (the “401(k) Plan”), or the Sun Bank Retirement Plan (the “Sun 401(k) Plan”) will receive a voting instruction form for each plan that reflects all shares they may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan and Sun 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning voting instructions to each plan’s trustee is May 23, 2018.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT THE COMPANY’S PROXY SOLICITOR, GEORGESON LLC, BY CALLING TOLL FREE AT (866) 296-5716.

Stockholder Proposals

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s administrative offices at 110 West Front Street, Red Bank, New Jersey 07701, no later than December 27, 2018. If next year’s Annual Meeting is held on a date more than 30 calendar days from May 31, 2019, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure

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of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Leadership Committee Procedures as to Director Nominations.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 110 West Front Street, Red Bank, New Jersey 07701.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chair of the Audit Committee, Joseph J. Burke, CPA, at the Company’s address. Other communications to the Board of Directors may be made to the Chair of the Leadership Committee, John E. Walsh, at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the Annual Meeting of Stockholders. All directors then appointed attended the Annual Meeting of Stockholders held on June 2, 2017.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Georgeson Inc., a proxy solicitation firm, a fee of $8,500 plus expenses to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on April 10, 2018. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 31, 2018

The proxy statement and Annual Report to Stockholders are available on the Company’s website (www.oceanfirst.com).

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission may be accessed through the Company’s website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on April 10, 2018 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce the printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope. If you plan on attending and need directions to the meeting place, please contact Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

By Order of the Board of Directors

Steven J. Tsimbinos

Corporate Secretary

Red Bank, New Jersey

April 26, 2018

You are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

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OceanFirst Financial Corp.

110 West Front Street

Red Bank, New Jersey 07701

(732) 240-4500

www.oceanfirst.com
NASDAQ: OCFC

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PRELIMINARY - SUBJECT TO COMPLETION

ANNUAL MEETING OF STOCKHOLDERS OF

OCEANFIRST FINANCIAL CORP.

May 31, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.oceanfirst.com in the SEC documents section of the Investor Relations tab.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20403333000000001000 5 053118

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED IN PROPOSAL 1

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Michael D. Devlin
- ○ Jack M. Farris
- ○ Diane F. Rhine
- ○ Mark G. Solow

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3, 4 AND 5.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 26, 2018.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

I plan to attend the Meeting. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF

OCEANFIRST FINANCIAL CORP.

May 31, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.oceanfirst.com in the SEC documents section of the Investor Relations tab.

Please complete, sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20403333000000001000 5 053118

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED IN PROPOSAL 1

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Michael D. Devlin
- ○ Jack M. Farris
- ○ Diane F. Rhine
- ○ Mark G. Solow

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 2, 3, 4 AND 5.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 26, 2018.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

I plan to attend the Meeting. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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OCEANFIRST FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS

May 31, 2018
6:00 p.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Christopher D. Maher and Steven J. Tsimbinos, each with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of OceanFirst Financial Corp. (the “Company”) which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at OceanFirst Bank Administrative Offices, 110 West Front Street, Red Bank, New Jersey on May 31, 2018, at 6:00 p.m. and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposals 2, 3, 4 and 5. If any other business is presented at the Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

(Continued and to be signed on the reverse side)

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